The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has become effective under the Securities Act of 1933, as amended. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-197267
Subject to Completion
Preliminary Prospectus Supplement dated July 14, 2014
PROSPECTUS SUPPLEMENT
(To prospectus dated July 7, 2014)

Bed Bath & Beyond Inc.
$               % Senior Notes due 2024
$               % Senior Notes due 2034
$               % Senior Notes due 2044

We are offering $            aggregate principal amount of    % senior notes due 2024 (the “2024 notes”), $            aggregate principal amount of    % senior notes due 2034 (the “the 2034 notes”) and $            aggregate principal amount of    % senior notes due 2044 (the “2044 notes” and, together with the 2024 notes and the 2034 notes, the “notes”). We will pay interest on the notes on             and             of each year, beginning            , 2015. The 2024 notes will mature on            , 2024, the 2034 notes will mature on             , 2034 and the 2044 notes will mature on            , 2044. We may redeem some or all of the notes at any time in whole, or from time to time, in part, at the applicable redemption prices described in this prospectus supplement under the heading “Description of Notes — Optional Redemption.” If a change of control triggering event as described in this prospectus supplement under the heading “Description of Notes — Offer to Purchase upon Change of Control Triggering Event” occurs, we may be required to offer to purchase the notes from the holders.
The notes are new issues of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system.
The notes will be general unsecured senior obligations and rank equally with our future unsecured senior indebtedness. The notes will be issued only in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Investing in the notes involves risks that are described in the “Risk Factors” section beginning on page S-5 of this prospectus supplement and similar sections in our filings with the Securities and Exchange Commission that are incorporated or deemed incorporated by reference herein.

	Per 2024 note	Total	Per 2034 note	Total	Per 2044 note	Total
Public offering price(1)	%	$	%	$	%	$
Underwriting discount	%	$	%	$	%	$
Proceeds, before expenses, to us(1)	%	$	%	$	%	$

(1)
  Plus accrued interest, if any, from            , 2014, if settlement occurs after that date.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme, on or about            , 2014.

Joint Book-Running Managers

J.P. Morgan	Morgan Stanley	Wells Fargo Securities

Senior Co-Manager
Goldman, Sachs & Co.
Co-Managers

RBC Capital Markets	Santander

The date of this prospectus supplement is            , 2014

NEITHER WE NOR THE UNDERWRITERS HAVE AUTHORIZED ANYONE TO PROVIDE ANY DIFFERENT OR ADDITIONAL INFORMATION OTHER THAN THAT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS OR IN ANY FREE WRITING PROSPECTUS PREPARED BY OR ON BEHALF OF US OR TO WHICH WE HAVE REFERRED YOU. WE AND THE UNDERWRITERS TAKE NO RESPONSIBILITY FOR, AND CAN PROVIDE NO ASSURANCE AS TO THE RELIABILITY OF, ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU. WE ARE NOT, AND THE UNDERWRITERS ARE NOT, MAKING AN OFFER TO SELL THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER AND SALE IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS, ANY FREE WRITING PROSPECTUS OR ANY DOCUMENT INCORPORATED BY REFERENCE IS ACCURATE AS OF ANY DATE OTHER THAN THEIR RESPECTIVE DATES. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS OR PROSPECTS MAY HAVE CHANGED SINCE THOSE DATES.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
As used in this prospectus supplement, unless otherwise specified or where it is clear from the context that the term only means issuer, the terms “Bed Bath & Beyond,” “we,” “us” and “our” refer to Bed Bath & Beyond Inc. and its consolidated subsidiaries.
This document is in two parts. The first part is this prospectus supplement, which adds to and updates information contained in the accompanying prospectus, and describes our senior debt securities offering. The second part is the accompanying prospectus, dated July 7, 2014, which provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus, you should rely on the information in this prospectus supplement.
Before purchasing any securities, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the headings “How to Obtain More Information” and “Incorporation by Reference” in this prospectus supplement.
HOW TO OBTAIN MORE INFORMATION
We file annual, quarterly and interim reports, proxy and information statements and other information with the Securities and Exchange Commission, or the SEC. These filings contain important information, which does not appear in this prospectus supplement. The reports and other information can be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements and other materials that are filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval system.
We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities offered by this prospectus supplement, which has become effective. This prospectus supplement does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, at the SEC’s public reference facilities or website. Statements contained in this prospectus supplement concerning the contents of any document we refer you to are not necessarily complete and in each instance we refer you to the applicable document filed with the SEC for more complete information.
We also make available, free of charge, through the investor relations portion of our website our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Proxy Statement on Schedule 14A (and any amendments to those forms) as soon as reasonably practicable after they are filed with or furnished to the SEC. Our website address is www.bedbathandbeyond.com. Please note that our website address is provided in this prospectus supplement as an inactive textual reference only. The information found on or accessible through our website is not part of this prospectus supplement or any prospectus, and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus supplement an applicable prospectus.
S-ii

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them, which means that we may disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, prior to the termination of the offering under this prospectus supplement. We are not, however, incorporating by reference any documents or portions thereof whether specifically listed below or filed in the future that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.
•
  Annual Report on Form 10-K for the year ended March 1, 2014;
•
  Quarterly Report on Form 10-Q for the quarterly period ended May 31, 2014;
•
  Current Reports on Form 8-K filed with the SEC on May 9, 2014, July 7, 2014 and July 9, 2014; and
•
  Portions of the Definitive Proxy Statement on Schedule 14A for the 2014 annual meeting of shareholders held on July 7, 2014 to the extent incorporated by reference in the Annual Report on Form 10-K for the year ended March 1, 2014.
You may request a copy of these filings, at no cost, other than exhibits to such documents which are not specifically incorporated by reference into such documents or this prospectus supplement, through our Internet website described above or by calling our Investor Relations department at (908) 688-0888, or by writing to the following address:
Investor Relations, Bed Bath & Beyond Inc.
650 Liberty Avenue
Union, New Jersey 07083
Except as expressly provided above, no other information, including information on our website, is incorporated by reference into this prospectus supplement.
FORWARD-LOOKING STATEMENTS
Certain statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus are considered forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act) concerning our business, results of operations, economic performance and/or financial condition, based on management’s current expectations, plans, estimates, assumptions and projections. Forward-looking statements are included, for example, in the discussions about:
•
  general economic conditions, including the housing market;
•
  a challenging overall macroeconomic environment and related changes in the retailing environment;
•
  consumer preferences and spending habits;
•
  demographics and other macroeconomic factors that may impact the level of spending for the types of merchandise sold by us;
•
  civil disturbances and terrorist acts;
•
  unusual weather patterns and natural disasters;
•
  competition from existing and potential competitors;
•
  competition from other channels of distribution;
•
  pricing pressures;
S-iii

•
  the ability to attract and retain qualified employees in all areas of the organization;
•
  the cost of labor, merchandise and other costs and expenses;
•
  the ability to find suitable locations at acceptable occupancy costs and other terms to support our expansion program;
•
  the ability to assess and implement technologies in support of our development of our omnichannel capabilities;
•
  uncertainty in financial markets;
•
  disruptions to our information technology systems including but not limited to security breaches of our systems protecting consumer and employee information;
•
  reputational risk arising from challenges to our or a third party supplier’s compliance with various laws, regulations or standards, including those related to labor, health, safety, privacy or the environment;
•
  changes to statutory, regulatory and legal requirements;
•
  new, or developments in existing, litigation, claims or assessments;
•
  changes to, or new, tax laws or interpretation of existing tax laws;
•
  changes to, or new, accounting standards including, without limitation, changes to lease accounting standards; and
•
  the integration of acquired businesses.
Any statements contained in this prospectus supplement that are not statements of historical fact may be deemed forward-looking statements. Forward-looking statements generally are identified by the words “expects,” “anticipates,” “believes,” “intends,” “estimates,” “aims,” “plans,” “may,” “could,” “will,” “will continue,” “seeks,” “should,” “predict,” “potential,” “outlook,” “guidance,” “target,” “forecast,” “probable,” “possible” or the negative of such terms and similar expressions. Forward-looking statements are subject to change and may be affected by risks and uncertainties, most of which are difficult to predict and are generally beyond our control. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any forward-looking statement in light of new information or future events, although we intend to continue to meet our ongoing disclosure obligations under the U.S. securities laws and other applicable laws.
We caution you that a number of important factors could cause actual results or outcomes to differ materially from those expressed in, or implied by, the forward-looking statements, and therefore you should not place too much reliance on them. These factors include, among others, those described herein, under “Risk Factors” in this prospectus supplement and the applicable prospectus and the risks described in our other filings with the SEC, including our Annual Report on Form 10-K for the year ended March 1, 2014.
It is not possible to predict or identify all such factors, and therefore the factors that are noted are not intended to be a complete discussion of all potential risks or uncertainties that may affect forward-looking statements. If these or other risks and uncertainties materialize, or if the assumptions underlying any of the forward-looking statements prove incorrect, our actual performance and future actions may be materially different from those expressed in, or implied by, such forward-looking statements. We can offer no assurance that our estimates or expectations will prove accurate or that we will be able to achieve our strategic and operational goals.
S-iv

PROSPECTUS SUPPLEMENT SUMMARY
The following is a summary of some of the information contained or incorporated by reference in this prospectus supplement. It is not complete and may not contain all the information that is important to you. To understand this offering fully, you should read carefully this entire prospectus supplement, including the risk factors beginning on page S-5 and the financial statements incorporated by reference in this prospectus supplement, the accompanying prospectus and the other documents incorporated by reference herein and therein. Unless the context requires otherwise, references to “we,” “us,” “our” and “Bed Bath & Beyond” shall mean Bed Bath & Beyond Inc. and its consolidated subsidiaries. Any capitalized terms used and not defined in this prospectus supplement have the meaning assigned to them in the accompanying prospectus or our Annual Report on Form 10-K for the year ended March 1, 2014 or our Quarterly Report on Form 10-Q for the quarterly period ended May 31, 2014, each incorporated by reference herein.
Bed Bath & Beyond Inc.
We are a retailer which operates under the names Bed Bath & Beyond, Christmas Tree Shops, Christmas Tree Shops andThat! or andThat!, Harmon or Harmon Face Values, buybuy BABY and World Market, Cost Plus World Market or Cost Plus. Customers can purchase products from us either in store, online or through a mobile device. We have the developing ability to have customer purchases picked up in store or shipped direct to the customer from our distribution facilities, stores or vendors. We also operate Linen Holdings, a provider of a variety of textile products, amenities and other goods to institutional customers in the hospitality, cruise line, food service, healthcare and other industries. In addition to our stores in the United States, as of March 1, 2014, we operate 40 retail stores in Canada and are a partner in a joint venture which operates four retail stores in Mexico under the name Bed Bath & Beyond.
We sell a wide assortment of domestics merchandise and home furnishings. Domestics merchandise includes categories such as bed linens and related items, bath items and kitchen textiles. Home furnishings include categories such as kitchen and tabletop items, fine tabletop, basic housewares, general home furnishings, consumables and certain juvenile products.
Operations
It is our goal to offer quality merchandise at competitive prices, to maintain a wide and differentiated assortment of merchandise, to present merchandise in a distinctive manner designed to maximize customer convenience and reinforce customer perception of a wide selection and to emphasize dedication to customer service and satisfaction. We continue to grow, differentiate and leverage our assortment across all channels, concepts and countries in which we operate. In addition, we strive to more efficiently and effectively understand our customers’ needs and communicate with them through our growing analytic capabilities and omnichannel marketing approaches.
Pricing
We believe in maintaining competitive prices. We regularly monitor price levels at our competitors in order to ensure that our prices are in accordance with our pricing philosophy. We believe that the application of our pricing philosophy is an important factor in establishing our reputation among customers.
Merchandise Assortment
We strive to tailor our merchandise mix as appropriate to respond to changing trends and conditions. We, on an ongoing basis, test new merchandise categories and adjust the categories of merchandise carried as part of our assortment and may add new product categories as appropriate. Additionally, we continue to integrate the merchandise assortments among our concepts. We believe that the process of adding new product categories, integrating our merchandise within concepts, and expanding or reducing the size of various product categories in response to changing conditions is an important part of our merchandising strategy.

Merchandise Presentation
We have developed a style of merchandise presentation where groups of related product lines are presented together. We believe that this approach to merchandise presentation makes it easy for customers to locate products and reinforces customer perception of a wide selection.
Advertising
In general, we rely on “word of mouth advertising,” our reputation for offering a wide assortment of quality merchandise at competitive prices and the use of paid advertising. Primary vehicles of paid advertising used by us include full-color circulars and other advertising pieces distributed via direct mail or inserts, as well as digital media including email, mobile, social and search advertising. Also, to support the opening of new stores, we primarily use “grand opening” newspaper and direct mail advertising and email.
Customer Service
Customer service is at the heart of our culture as it encourages and trains our associates and implements technology to create a better shopping experience for each and every customer. Through our customer centric policies and emphasis on life stage events, we stress the importance of each customer relationship. We continue to focus our efforts and investments on ensuring that we build and maintain each of these customer relationships.
Recent Developments
Revolving Credit Facility
We are in discussions with lenders to enter into, on or after the date of the issuance of the notes, a $250.0 million senior unsecured revolving credit facility (the “Revolving Credit Facility”), expiring in 2019, unless extended pursuant to its terms. We expect the Revolving Credit Facility to include a feature to increase the commitments under the Revolving Credit Facility by up to an additional $250.0 million, subject to certain customary conditions. Borrowings under the Revolving Credit Facility are expected to bear interest at rates to be specified in the Revolving Credit Facility, which will depend on the type of loan and on a leverage ratio to be defined in the Revolving Credit Facility. The Revolving Credit Facility is expected to contain certain customary restrictive covenants, including maintenance of a leverage ratio. The Revolving Credit Facility is also expected to contain customary events of default for credit facilities of this type. Upon an event of default that is not cured or waived within any applicable cure periods, in addition to other remedies that may be available to the lenders, the obligations under the Revolving Credit Facility may be accelerated. We can give no assurance that the Revolving Credit Facility will become effective as described or at all. This offering is not conditioned on the Revolving Credit Facility becoming effective. The terms of any definitive credit agreement may differ from those described under the heading “Description of Other Indebtedness” and such differences may be material. See “Description of Other Indebtedness.”
Corporate Information
We were incorporated in the State of New York in October 1971. Our principal executive offices are located at 650 Liberty Avenue, Union, New Jersey 07083, and our telephone number is (908) 688-0888. Our website address is www.bedbathandbeyond.com. The reference to our website address does not constitute incorporation by reference of the information contained on the website, which should not be considered part of this prospectus supplement. Additional information regarding us is set forth in our Annual Report on Form 10-K for the year ended March 1, 2014, our Quarterly Report on Form 10-Q for the quarterly period ended May 31, 2014, and our Current Reports on Form 8-K (which are incorporated by reference in this prospectus supplement, unless furnished to, and not filed with, the SEC). See “How to Obtain More Information” and “Incorporation by Reference.”

THE OFFERING
The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the notes, see “Description of Notes” in this prospectus supplement.
Issuer
Bed Bath & Beyond Inc.
Notes Offered
•
  $            aggregate principal amount of the 2024 notes;
•
  $            aggregate principal amount of the 2034 notes; and
•
  $            aggregate principal amount of the 2044 notes.
Maturity Dates
•
  2024 notes:            , 2024;
•
  2034 notes:            , 2034; and
•
  2044 notes:            , 2044.
Interest and Payment Dates
•
  2024 notes:    % per annum, payable semi-annually in arrears in cash on             and             of each year, beginning            , 2015;
•
  2034 notes:    % per annum, payable semi-annually in arrears in cash on             and             of each year, beginning            , 2015; and
•
  2044 notes:    % per annum, payable semi-annually in arrears in cash on             and             of each year, beginning            , 2015.
Repurchase at the Option of Holders upon a Change of Control Triggering Event
If we experience a “Change of Control Triggering Event” (as defined in “Description of Notes — Offer to Purchase upon Change of Control Triggering Event”), we will be required, unless we have exercised our right to redeem the notes, to offer to purchase the notes of the series with respect to which such event occurred at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest.
Ranking
The notes will rank:
•
  equal in right of payment to any of our existing and future senior unsecured indebtedness (including the Revolving Credit Facility);
•
  senior in right of payment to any of our future subordinated indebtedness; and
•
  effectively subordinated in right of payment to any of our subsidiaries’ obligations (including secured and unsecured obligations) and subordinated in right of payment to any of our secured obligations, to the extent of the assets securing such obligations.
Optional Redemption
We may redeem the notes of any series at our option, at any time in whole, or from time to time in part, at the redemption prices described in this prospectus supplement. We will also pay the accrued and unpaid interest on the notes of that series to the redemption date. See “Description of Notes — Optional Redemption.”

Covenants
The notes and related indenture do not contain any financial or other similar maintenance covenants. However, we will be subject to the covenants described under the caption “Description of Notes — Covenants.”
Use of Proceeds
We intend to use the net proceeds for share repurchases of our common stock and for general corporate purposes. See “Use of Proceeds.”
DTC Eligibility
The notes will be issued in fully registered book-entry form and will be represented by permanent global notes without coupons. Global notes will be deposited with a custodian for and registered in the name of a nominee of DTC, in New York, New York. Investors may elect to hold interests in the global notes through DTC and its direct or indirect participants as described in “Description of Notes — Book-Entry System.”
Form and Denomination
The notes will be issued in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.
Trading
The notes are new issues of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system.
Risk Factors
You should carefully consider the information set forth under “Risk Factors” on page S-5 of this prospectus supplement, as well as the risk factors contained in our Annual Report on Form 10-K for the year ended March 1, 2014, which has been filed with the SEC and is incorporated herein by reference, before deciding to invest in the notes.
Further Issues
We may, without notice to or the consent of the holders or beneficial owners of the notes, create and issue additional notes and/or notes having the same ranking, interest rate, maturity and other terms as the notes of a particular series. Any additional debt securities having such similar terms, together with that series of notes, could be considered part of the same series of notes under the indenture, provided that if the additional notes are not fungible with the notes of a particular series for U.S. federal income tax purposes, the additional notes will have a separate CUSIP number.
Trustee
The Bank of New York Mellon.
Governing Law
The notes and the related indenture will be governed by the laws of the State of New York.

RISK FACTORS
Before investing in our securities, you should carefully consider the following risks and the risk factors described in “Risk Factors” in our Annual Report on Form 10-K for the year ended March 1, 2014 , which has been filed with the SEC and is incorporated by reference herein, and subsequent filings containing updated disclosures of such factors, together with other information contained in this prospectus supplement and any related free writing prospectus and the other information that we have incorporated by reference herein. Whether or not any of these risk factors were actually to occur, our business, financial condition or results of operations could be materially adversely affected.
Risks Related to this Offering
We May Not Be Able to Generate Sufficient Cash to Service Our Obligations Under the Notes
Our ability to service the notes will depend upon, among other things, the sales of our merchandise and other factors that affect our future financial and operating performance, including, without limitation, prevailing economic conditions and financial, business and regulatory factors, many of which are beyond our control.
If we are unable to generate sufficient cash flow to service the debt service requirements under the notes, we may be forced to take actions such as:
•
  restructuring or refinancing our debt, including the notes;
•
  seeking additional debt or equity capital;
•
  seeking bankruptcy protection;
•
  reducing distributions if we make any in the future;
•
  reducing or delaying our business activities, acquisitions, investments or capital expenditures; or
•
  selling assets.
Such measures might not be successful and might not enable us to service our obligations under the notes. In addition, any such financing, refinancing or sale of assets might not be available on economically favorable terms or at all.
We May Still Be Able to Incur Substantially More Indebtedness. This Could Exacerbate the Risks Associated with Our Indebtedness Under the Notes
We may be able to incur substantial additional indebtedness in the future. The terms of the indenture governing the notes offered hereby, as well as the agreement governing the Revolving Credit Facility, will not prevent us or our subsidiaries from incurring indebtedness, subject to certain restrictive covenants under the Revolving Credit Facility. If we incur any additional indebtedness that ranks equally with the notes offered hereby and the obligations under the Revolving Credit Facility, the holders of that indebtedness will be entitled to share ratably with the holders of the notes offered hereby in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of us. This may have the effect of reducing the amount of proceeds paid to you.
The Notes Offered Hereby Will Be Unsecured and Effectively Subordinated to Any Future Secured Indebtedness and Structurally Subordinated to All of the Liabilities of Our Subsidiaries
The notes offered hereby will be general unsecured obligations ranking effectively junior in right of payment to any future secured indebtedness. The notes are not secured by any of our assets. Any claims of future secured lenders with respect to assets securing their loans will be prior to any claim of the holders of the notes with respect to those assets. Additionally, the indenture governing the notes offered hereby, as well as the agreement governing the Revolving Credit Facility, will permit us to incur additional secured indebtedness in the future. In the event that we are declared bankrupt, become insolvent or are liquidated or reorganized, any indebtedness that is effectively senior to the notes will be entitled to be paid in full from our assets securing such indebtedness before any payment may be made with respect to the notes offered hereby. Holders of the notes offered hereby will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the notes (including the obligations under the Revolving Credit Facility), and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets.
In addition, the notes will be structurally subordinated to all of the liabilities of our subsidiaries, which may include indebtedness, trade payables, guarantees, lease obligations and letter of credit obligations. In the event of a bankruptcy, liquidation or reorganization of any of our subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets of the subsidiaries are made available for distribution to us.
The Terms of the Indenture and the Notes Provide Only Limited Protection Against Significant Corporate Events that Could Adversely Impact Your Investment in the Notes
While the indenture and the notes contain terms intended to provide protection to the holders of the notes upon the occurrence of certain events involving significant corporate transactions, such terms are limited and may not be sufficient to protect your investment in the notes.
The term “Change of Control Triggering Event” (as defined in “Description of Notes — Offer to Purchase upon Change of Control Triggering Event”) does not cover a variety of transactions (such as acquisitions by us or recapitalizations) that could negatively affect the value of the notes. If we were to enter into a significant corporate transaction that would negatively affect the value of the notes but would not constitute a Change of Control Triggering Event, we would not be required to offer to repurchase your notes prior to their maturity.
Furthermore, the indenture for the notes does not:
•
  require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity;
•
  limit our ability to incur indebtedness that is equal in right of payment to the notes;
•
  restrict our subsidiaries’ ability to issue securities or otherwise incur indebtedness that would be senior to our equity interests in our subsidiaries and therefore rank effectively senior to the notes;
•
  limit the ability of our subsidiaries to service indebtedness;
•
  restrict our ability to repurchase or prepay any other of our securities or other indebtedness; or
•
  restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes.
As a result of the foregoing, when evaluating the terms of the notes, you should be aware that the terms of the indenture and the notes do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the notes.
Our Credit Ratings Are Subject to Change
Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. Agency ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing agency. Each agency’s rating should be evaluated independently of any other agency’s rating.
Your Ability to Transfer the Notes Offered Hereby Will Be Limited by the Absence of an Active Trading Market
Each series of the notes is a series of securities for which there is currently no established trading market. The underwriters have advised us that they intend to make a market in the notes as permitted by applicable laws and regulations; however, the underwriters are not obligated to make a market in the notes, and they may discontinue their market-making activities at any time without notice. Therefore, an active market for the notes may not develop or, if developed, such a market may not continue. In addition, subsequent to their initial issuance, the notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance, general economic conditions and other factors. The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market price of the notes.
We do not intend to apply for listing or quotation of the notes on any securities exchange. The liquidity of any market for the notes will depend on a number of factors, including:
•
  the number of holders of notes;
•
  our operating performance and financial condition;
•
  the market for similar securities;
•
  the interest of securities dealers in making a market in the notes; and
•
  prevailing interest rates.
Upon Certain Change of Control Triggering Events, We May Not Have the Ability to Raise the Funds Necessary to Finance the Change of Control Offer Required by the Indenture Governing the Notes, Which Would Violate the Terms of the Notes
Upon the occurrence of specific kinds of change of control triggering events, holders of the notes of a series will have the right to require us to purchase all or any part of the notes of that series at a price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase. We may not have sufficient financial resources available to satisfy all of our obligations under the notes of that series in the event of a change of control triggering event. Our failure to purchase the notes of that series as required under the indenture would result in a default under the indenture and a cross-acceleration under the Revolving Credit Facility, each of which could have material adverse consequences for us and the holders of the notes. In addition, the Revolving Credit Facility will provide that a change of control permits lenders to accelerate the maturity of borrowings then outstanding. See “Description of Notes — Offer to Purchase upon Change of Control Triggering Event.”

USE OF PROCEEDS
The net proceeds to us from this offering are estimated to be approximately $           , after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds for share repurchases of our common stock and for general corporate purposes.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and our capitalization as of May 31, 2014 on an:
•
  actual basis; and
•
  adjusted basis to reflect the offering of notes offered hereby, the application of the net proceeds therefrom as described under the heading “Use of Proceeds” and the entry into the Revolving Credit Facility.
You should read this table along with our historical consolidated financial statements and related notes and the other financial information included and incorporated by reference in this prospectus supplement.

	As of May 31, 2014
	Actual	Adjusted for this Offering
	(unaudited) (in thousands, except share and per share amounts)
Cash and Cash Equivalents(1)	$536,568	$
Long-Term Debt:
Revolving Credit Facility(2)	—		—
2024 notes offered hereby	—
2034 notes offered hereby	—
2044 notes offered hereby	—
Total Long-Term Debt	$—	$
Equity:
Preferred stock, $.01 par value per share, 1.0 million shares authorized; none outstanding	$—		$—
Common stock, $0.01 par value; 900.0 million shares authorized; 335.7 million issued and 202.0 million outstanding	3,357
Additional paid-in capital	1,708,520
Retained earnings	8,782,954
Cost of treasury stock	(6,590,218)
Accumulated other comprehensive loss	(10,266)
Total Equity	$3,894,347	$
Total Capitalization	$6,362,328	$

(1)
  We intend to use the net proceeds of this offering for share repurchases of our common stock and for general corporate purposes. See “Use of Proceeds.” Cash and cash equivalents adjusted for this offering do not reflect the use of any proceeds to repurchase shares of our common stock.
(2)
  We are in discussions with lenders to enter into, on or after the date of the issuance of the notes, the Revolving Credit Facility, which will provide for up to $250.0 million of borrowings thereunder and which will be undrawn on the closing date of this offering. We can give no assurance that the Revolving Credit Facility will become effective as described under the heading “Description of Other Indebtedness” or at all. This offering is not conditioned on the Revolving Credit Facility becoming effective. See “Description of Other Indebtedness.”

RATIO OF EARNINGS TO FIXED CHARGES
The following table sets forth our historical ratio of earnings to fixed charges, or deficiency of earnings, for each of the periods indicated:

	Three Months Ended May 31, 2014	Fiscal Year Ended
		March 1, 2014	March 2, 2013	February 25, 2012	February 26, 2011	February 27, 2010
Ratio of earnings to fixed charges(1)	7.13x	9.32x	9.93x	11.39x	9.86x	8.05x

(1)
  For purposes of calculating these ratios: (i) “earnings” consist of the sum of: (x) our pretax income from continuing operations and (y) fixed charges; and (ii) “fixed charges” consist of interest expense and the portion of rental expenses considered to represent an interest factor.

DESCRIPTION OF OTHER INDEBTEDNESS
The Revolving Credit Facility
We are in discussions with lenders to enter into, on or after the date of the issuance of the notes, a $250.0 million senior unsecured revolving credit facility (the “Revolving Credit Facility”), expiring in 2019, unless extended pursuant to its terms. We summarize below the proposed terms of the Revolving Credit Facility. We cannot assure you that we will be successful in doing so at all or on the terms set forth below. As a result, the summary below is based only on the terms we are seeking and expect would be available to us. If we enter into a new credit facility, these terms could change. The following summary does not purport to be complete, and is subject to, and qualified in its entirety by reference to, all of the provisions of the corresponding agreements we may enter into, including the definitions of certain terms therein that are not otherwise defined in this prospectus supplement.
We expect the Revolving Credit Facility to include a feature to increase the commitments under the Revolving Credit Facility by up to an additional $250.0 million, subject to certain customary conditions. Borrowings under the Revolving Credit Facility are expected to bear interest at rates to be specified in the Revolving Credit Facility, plus a margin that will vary from 0% to 0.625% in the case of base rate loans and 0.875% to 1.625% in the case of eurodollar rate loans, in each case, based upon a leverage ratio to be defined in the Revolving Credit Facility. In addition, we expect to pay a facility fee on the aggregate amount of the unused commitments in an amount equal to a percentage of such commitments. That percentage is expected to vary from 0.075% to 0.225% based upon a leverage ratio.
The Revolving Credit Facility is expected to contain negative and affirmative covenants applicable to us and our existing and future subsidiaries (subject to certain exceptions, including carve-outs and baskets), including, without limitation, negative covenants that, subject to customary exceptions, restrict our ability to create, incur or assume liens, enter into sale and leaseback transactions and make fundamental changes. In addition, the Revolving Credit Facility is expected to require maintenance of a leverage ratio. The Revolving Credit Facility is also expected to contain customary events of default for credit facilities of this type. Upon an event of default that is not cured or waived within any applicable cure periods, in addition to other remedies that may be available to the lenders, the obligations under the Revolving Credit Facility may be accelerated.
We can give no assurance that the Revolving Credit Facility will become effective as described or at all. This offering is not conditioned on the Revolving Credit Facility becoming effective. The terms of any definitive credit agreement may differ from those described above and such differences may be material.
Uncommitted Lines of Credit
At May 31, 2014, we maintained two uncommitted lines of credit of $100 million each, with expiration dates of September 2, 2014 and February 28, 2015, respectively. One of these uncommitted lines of credit provides for security over certain of our property which may in the future be provided to the lender to secure our obligations to such lender. These uncommitted lines of credit are currently and are expected to be used for letters of credit in the ordinary course of business. During the first three months of fiscal 2014, we did not have any direct borrowings under the uncommitted lines of credit. Although no assurances can be provided, we intend to renew both uncommitted lines of credit before the respective expiration dates.
Capital Leases and Sale/Leaseback Agreements
As a result of the acquisition of Cost Plus, Inc., on June 29, 2012, we assumed various capital lease obligations. As of March 1, 2014 and March 2, 2013, the capital lease obligations were approximately $3.9 million and $4.4 million, respectively.
As a result of the Cost Plus, Inc., acquisition on June 29, 2012, we assumed two sale/leaseback agreements and recorded financing obligations, which approximated the discounted fair value of the minimum lease payments, had a residual fair value at the end of the lease term and are being amortized over the term of the respective agreements, including option periods, of 32 and 35 years. As of March 1, 2014 and March 2, 2013, the sale/leaseback financing obligations were approximately $105.3 million and $105.9 million, respectively.

DESCRIPTION OF NOTES
We will issue the    % Senior Notes due 2024 (the “2024 notes”), the    % Senior Notes due 2034 (the “2034 notes”) and the    % Senior Notes due 2044 (the “2044 notes” and, together with the 2024 notes and the 2034 notes, the “notes”) under an indenture, to be dated as of July   , 2014 (the “base indenture”), as supplemented by a First Supplemental Indenture, to be dated as of July   , 2014 (the “first supplemental indenture”) and together with the base indenture, the “indenture”), between us and The Bank of New York Mellon, as trustee (the “trustee”). The 2024 notes, the 2034 notes and the 2044 notes will each be a separate series of notes under the indenture. We may issue additional notes under the indenture.
The following summary of certain provisions of the indenture and the notes does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the indenture and the notes, including the definitions therein of certain terms. Because the following is only a summary, it does not contain all of the information that you may find useful in evaluating an investment in the notes. We urge you to read the indenture and the notes because they, and not this description, define your rights as holders of the notes.
As used in this discussion under the heading “Description of Notes,” unless otherwise specified, the terms “Bed Bath & Beyond,” “we,” “our,” and “us” refer solely to Bed Bath & Beyond Inc. and not its subsidiaries.
General
•
  The notes will be our senior unsecured obligations and will rank equal in right of payment to any of our unsecured senior indebtedness hereafter created;
•
  The 2024 notes, the 2034 notes and the 2044 notes will initially be issued in aggregate principal amounts of $           , $            and $            , respectively;
•
  The 2024 notes will mature on            , 2024, the 2034 notes will mature on            , 2034 and the 2044 notes will mature on            , 2044; and
•
  The 2024 notes will pay interest at the rate of    % per annum, the 2034 notes will pay interest at the rate of    % per annum and the 2044 notes will pay interest at the rate of    % per annum, which, in any case, shall be payable semi-annually in arrears on                  and            , beginning            , 2015, and will initially accrue from the date of issuance and thereafter from the last date to which interest has been paid.
We may, without notice to, or the consent of, the holders or beneficial owners of the notes, create and issue additional notes and/or notes having the same ranking, interest rate, maturity and other terms (except the issue date, public offering price and, if applicable, the initial interest payment date) as the notes of any series. Any additional debt securities having such similar terms, together with that series of notes, could be considered part of the same series of notes under the indenture; provided that if the additional notes are not fungible with the notes for United States federal income tax purposes, the additional notes will have a separate CUSIP number.
The notes of a series are redeemable prior to maturity as described below under the heading “— Optional Redemption.” The notes do not have the benefit of a sinking fund. The notes will be issued only in registered form without coupons in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Each series of the notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company, New York, New York, which we refer to as DTC. See “— Book-Entry System” below.
Payments on the notes will be made through the paying agent, which will initially be the trustee, to DTC.
Interest
The 2024 notes will accrue interest at a rate of    % per annum, the 2034 notes will accrue interest at a rate of    % per annum and the 2044 notes will accrue interest at a rate of    % per annum. The notes will accrue interest on their stated principal amount from            , 2014, or, in any case, from the most

recent interest payment date to which interest has been paid or duly provided for. Accrued and unpaid interest on the notes will be payable semi-annually in arrears on             and             of each year, commencing on            , 2015. Interest on the notes will be paid to holders of record at the close of business on the preceding            or            immediately before the applicable interest payment date. The amount of interest payable on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.
If any date on which interest, principal or premium is payable on the notes is not a business day, then payment of such amounts payable on such date will be made on the next succeeding day that is a business day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on such interest payment date or maturity date, as the case may be. The term “business day” means any day other than a Saturday, a Sunday or any other day on which banking institutions in New York, New York or the city where the corporate trust business of the trustee is principally administered at any particular time are required or authorized to close or be closed.
Ranking
The notes will be senior unsecured obligations of Bed Bath & Beyond and will not be guaranteed by any of our subsidiaries. The notes will rank:
•
  equal in right of payment to any of our existing and future senior unsecured indebtedness (including our revolving credit facility, if any);
•
  senior in right of payment to any of our future subordinated indebtedness; and
•
  effectively subordinated in right of payment to all of our subsidiaries’ obligations (including secured and unsecured obligations) and subordinated in right of payment to any of our secured obligations, to the extent of the assets securing such obligations.
The notes and the indenture do not limit our ability to incur additional indebtedness. We may incur substantial additional amounts of indebtedness in the future.
Optional Redemption
We may, at our option, at any time and from time to time, redeem, in whole or in part, prior to the maturity date for the 2024 notes, the 2034 notes and the 2044 notes, the notes of the applicable series, on at least 30 days, but not more than 60 days, prior notice mailed to the registered address of each holder of the notes of the applicable series (or otherwise transmitted in accordance with DTC procedures) at a redemption price, equal to the greater of:
•
  100% of the principal amount of the notes to be redeemed; or
•
  the sum of the present values of the remaining scheduled payments of interest and principal thereon (exclusive of interest accrued and unpaid to, but not including, the date of redemption) discounted to the date of redemption on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate (as defined below) plus      basis points in the case of the 2024 notes,      basis points in the case of the 2034 notes and      basis points in the case of the 2044 notes.
plus, in any case, accrued and unpaid interest to, but not including, the date of redemption; provided that the principal amount of any note remaining outstanding after a redemption in part shall be $2,000 or integral multiples of $1,000 in excess thereof.
Notwithstanding the foregoing, on or after the date that is three months prior to the maturity date for the 2024 notes, we may, at our option, at any time and from time to time, in whole or in part, redeem the 2024 notes on at least 30 days, but not more than 60 days, prior notice mailed to the registered address of each holder of the 2024 notes (or otherwise transmitted in accordance with DTC procedures) at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest to the redemption date.

Notwithstanding the foregoing, on or after the date that is six months prior to the maturity date for the 2034 notes, we may, at our option, at any time and from time to time, in whole or in part, redeem the 2034 notes on at least 30 days, but not more than 60 days, prior notice mailed to the registered address of each holder of the 2034 notes (or otherwise transmitted in accordance with DTC procedures) at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest to the redemption date.
Notwithstanding the foregoing, on or after the date that is six months prior to the maturity date for the 2044 notes, we may, at our option, at any time and from time to time, in whole or in part, redeem the 2044 notes on at least 30 days, but not more than 60 days, prior notice mailed to the registered address of each holder of the 2044 notes (or otherwise transmitted in accordance with DTC procedures) at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest to the redemption date.
“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes of the series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such notes.
“Comparable Treasury Price” means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if we are given fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us.
“Reference Treasury Dealer” means (i) each of J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, or their respective affiliates that are primary U.S. Government securities dealers in The City of New York (a “Primary Treasury Dealer”), and their respective successors; (ii) a Primary Treasury Dealer selected by Wells Fargo Securities, LLC and (iii) one other Primary Treasury Dealer selected by us; provided, however, that if any of the foregoing or their affiliates shall cease to be a Primary Treasury Dealer, we will substitute therefor another Primary Treasury Dealer.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by the Reference Treasury Dealers at 3:30 p.m. New York time on the third business day preceding such redemption date.
“Treasury Rate” means, as obtained by us, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the applicable Comparable Treasury Issue, assuming a price for the applicable Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such redemption date. On and after the redemption date for the notes of any series, interest will cease to accrue on the notes of that series or any portion thereof called for redemption, unless we default in the payment of the redemption price. On or before the redemption date for the notes of that series, we will deposit with a paying agent, or the trustee, funds sufficient to pay the redemption price of and accrued and unpaid interest on such notes to be redeemed on such date. If less than all of the notes of a series are to be redeemed, the notes of that series to be redeemed will be selected pro rata, by lottery, or by another method that complies with applicable DTC procedures. We will notify the trustee of the redemption price promptly after the calculation thereof and the trustee will have no responsibility for such calculation.
Offer to Purchase upon Change of Control Triggering Event
If a Change of Control Triggering Event occurs with respect to the notes of a series, unless we have exercised our option to redeem the notes of such series as described above, we will be required to make an offer (the “Change of Control Offer”) to each holder of the notes of such series to repurchase all or any part (equal to $2,000 or integral multiples of $1,000 in excess thereof) of that holder’s notes of such series on the terms set forth in such notes. In the Change of Control Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest, if any, on the notes repurchased to but not including the date of repurchase (the “Change of Control Payment”); provided that the principal amount of any note of such series remaining outstanding after a repurchase in part shall be $2,000 or integral multiples of $1,000 in excess thereof.
With respect to the notes of each series, within 30 days following any Change of Control Triggering Event or, at our option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice will be mailed to holders of the notes of the applicable series (or otherwise provided in accordance with DTC procedures) describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the notes of such series on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed or otherwise provided or, if the notice is mailed or otherwise provided prior to the Change of Control, no earlier than 30 days and no later than 60 days from the date on which the Change of Control Triggering Event occurs (the “Change of Control Payment Date”). The notice will, if mailed or otherwise provided prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.
On the Change of Control Payment Date, we will, to the extent lawful:
•
  accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;
•
  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and
•
  deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being repurchased.
We will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and the third party repurchases all notes properly tendered and not withdrawn under its offer. In addition, we will not repurchase any notes if there has occurred and is continuing on the Change of Control Payment Date an event of default under the indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.
We will comply in all material respects with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the notes by virtue of any such conflict.
For purposes of the Change of Control Offer provisions of the notes, the following terms will be applicable:
“Change of Control” means the occurrence of any of the following: (1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d) of the Exchange Act) (other than us or one of our subsidiaries) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our Voting Stock or other Voting Stock into which our Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries, taken as a whole, to one or more “persons” (as that term is used in Section 13(d) of the Exchange Act) (other than to us or one of our subsidiaries) (a “Transferee”); (3) we consolidate with, or merge with or into, any “person” (as that term is used in Section 13(d) of the Exchange Act) or any such person consolidates with, or merges with or into, us, in either case, pursuant to a transaction in which any of our outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property; (4) the adoption of a plan relating to our liquidation or dissolution; or (5) the first day on which a majority of the members of our board of directors are not Continuing Directors. Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control under clause (1) above if (i) we become a direct or indirect wholly owned subsidiary of a holding company and (ii)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Voting Stock of such holding company.
“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event in respect thereof.
“Continuing Director” means, as of any date of determination, any member of our board of directors who (1) was a member of our board of directors on the date the notes were originally issued, (2) was nominated for election to our board of directors with the approval of a committee of the board of directors consisting of a majority of independent Continuing Directors or (3) was nominated for election, elected or appointed to such board of directors with the approval of a majority of the Continuing Directors who were members of our board of directors at the time of such nomination, election or appointment (either by a specific vote or by approval of our proxy statement in which such member was named as a nominee for election as a director).
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any additional rating agency or Rating Agencies selected by Bed Bath & Beyond.
“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.
“Rating Agencies” means (1) each of Moody’s and S&P and (2) if any of Moody’s and S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by us (as certified by a resolution of our board of directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.
“Rating Event” means (A) with respect to the 2024 notes, the rating on the 2024 notes is lowered by each of the Rating Agencies and the 2024 notes are rated below an Investment Grade Rating by each of the Rating Agencies, (B) with respect to the 2034 notes, the rating on the 2034 notes is lowered by each of the Rating Agencies and the 2034 notes are rated below an Investment Grade Rating by each of the Rating Agencies and (C) with respect to the 2044 notes, the rating on the 2044 notes is lowered by each of the Rating Agencies and the 2044 notes are rated below an Investment Grade Rating by each of the Rating Agencies, in any case, on any day during the period commencing on the earlier of the date of the first public notice of the occurrence of a Change of Control or our intention to effect a specific Change of Control transaction and ending 60 days following consummation of such Change of Control (which period will be extended so long as the rating of the applicable series of notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies); provided that a Rating Event will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event) if each Rating Agency making the reduction in rating does not publicly announce or confirm or inform the trustee in writing at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Event).
“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors, managers or trustees of such person.
The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our assets and the assets of our subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that we offer to repurchase the notes of any series as a result of the sale, lease, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries, taken as a whole, to one or more “persons” (as that term is used in Section 13(d) of the Exchange Act) (other than to us or one of our subsidiaries) may be uncertain.
Sinking Fund
The notes will not be entitled to the benefit of any sinking fund.
Covenants
Limitations on Liens
We will not, and will not permit any Subsidiary of ours to, create, assume or suffer to exist any Indebtedness secured by any Lien on any Property unless the notes are secured by such Lien equally and ratably with, or prior to, the Indebtedness secured by such Lien.
This restriction does not apply to Indebtedness that is secured by:
•
  Liens existing on the date of the issuance of the notes;
•
  (i) Liens on Property or shares of stock in respect of Indebtedness of a Person existing at the time such Person becomes a Subsidiary of ours or is merged into or consolidated with, or its assets are acquired by, us or any Subsidiary of ours and (ii) Liens on Property or shares of stock in respect of Indebtedness that was incurred in connection with any such transaction and was not in existence prior to any such transaction;
•
  Liens to secure Indebtedness incurred for the purpose of all or any part of a Property’s (including shares of stock) purchase price or cost of construction or additions, repairs, alterations or other improvements, including, without limitation, store construction or reconstruction, renovation, remodeling, expansion or improvement or other capital expenditures;
•
  Liens in favor of the United States or any state thereof, or any instrumentality of either, to secure certain payments pursuant to any contract or statute;
•
  Liens for taxes or assessments or other governmental charges or levies which are not overdue for a period exceeding 60 days unless such Liens are being contested in good faith and for which adequate reserves are being maintained, to the extent required by generally accepted accounting principles;
•
  title exceptions, easements, licenses, leases and other similar Liens that are not consensual and that do not materially impair the use of the Property subject thereto;
•
  Liens to secure obligations under worker’s compensation laws, unemployment compensation, old-age pensions and other social security benefits or similar legislation;
•
  Liens arising out of legal proceedings, including Liens arising out of judgments or awards;
•
  warehousemen’s, materialmen’s, carrier’s, landlord’s and other similar Liens or Liens otherwise arising in the ordinary course of business for sums not overdue for a period exceeding 60 days unless such Liens are being contested in good faith and for which adequate reserves are being maintained, to the extent required by generally accepted accounting principles;

•
  zoning restrictions, easements, rights of way, reciprocal easement agreements, operating agreements, covenants, conditions or restrictions on the use of any parcel of Property that are routinely granted in real estate transactions or do not interfere in any material respect with the ordinary conduct of our business or the value of such Property for the purpose of such business;
•
  Liens incurred to secure the performance of statutory obligations, surety or appeal bonds, performance or return-of-money bonds, insurance, self-insurance or other obligations of a like nature incurred in the ordinary course of business;
•
  Liens that are rights of set-off relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness;
•
  Liens on the assets of a special purpose subsidiary resulting from securitization transactions with respect to accounts receivable, royalties and similar assets included in such securitization transactions;
•
  Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
•
  Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other Property relating to such letters of credit and the products and proceeds thereof;
•
  Liens on key-man life insurance policies granted to secure our Indebtedness against the cash surrender value thereof;
•
  Liens encumbering customary initial deposits and margin deposits and other Liens in the ordinary course of business, in each case securing Hedging Obligations and forward contract, option, futures contracts, futures options or similar agreements or arrangements designed to protect us or any of our Subsidiaries from fluctuations in interest rates, currencies or the price of commodities;
•
  Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by us or any of our Subsidiaries in the ordinary course of business;
•
  Liens in our favor or the favor of any of our Subsidiaries;
•
  inchoate Liens incident to construction or maintenance of real property, or Liens incident to construction or maintenance of real property, now or hereafter filed of record for sums not yet delinquent or being contested in good faith, if reserves or other appropriate provisions, if any, as shall be required by generally accepted accounting principles shall have been made therefor;
•
  Liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Indebtedness secured by Liens referred to in the foregoing bullets or Liens created in connection with any amendment, consent or waiver relating to such Indebtedness, so long as such Lien does not extend to any other Property and the Indebtedness so secured does not materially exceed the fair market value (as determined by our board of directors) of the assets subject to such Liens at the time of such extension, renewal, refinancing or refunding, or such amendment, consent or waiver, as the case may be;
•
  Liens created in substitution of or as replacements for any Liens referred to in the foregoing bullets, provided that, based on a good faith determination of one of our officers, the Property encumbered under any such substitute or replacement Lien is substantially similar in nature to the Property encumbered by the otherwise permitted Lien which is being replaced; or
•
  Liens securing other Indebtedness in outstanding amounts not to exceed, in the aggregate, together with the aggregate amount of all Attributable Debt with respect to all sale and leaseback transactions (with the exception of Attributable Debt with respect to sale and leaseback transactions which is excluded pursuant to the second paragraph under “— Limitations on Sale and Leaseback Transactions”), the greater of $500.0 million and 20.0% of Consolidated Net Tangible Assets at any particular time.

Limitations on Sale and Leaseback Transactions
We will not, nor will we permit any Subsidiary to, enter into any arrangement with any person providing for the leasing by us or any Subsidiary of any of our or any Subsidiary’s Property (which lease is required by GAAP to be capitalized on the balance sheet of such lessee), which Property has been or is to be sold or transferred by us or such Subsidiary to such person (a “sale and leaseback transaction”) unless, after giving effect thereto, the aggregate amount of all Attributable Debt with respect to all such sale and leaseback transactions plus all Indebtedness secured by a Lien (with the exception of Indebtedness secured by Liens which is excluded pursuant to the second paragraph under “— Limitations on Liens” (other than the last bullet of such paragraph)) would not exceed the greater of $500.0 million and 20% of Consolidated Net Tangible Assets.
This covenant will not apply to, and there will be excluded from Attributable Debt in any computation under this restriction or under “— Limitations on Liens” above, Attributable Debt with respect to any sale and leaseback transaction if:
•
  we or a Subsidiary are permitted to create Indebtedness secured by a Lien pursuant to the second paragraph under “— Limitations on Liens” (other than the last bullet of such paragraph) inclusive under “Limitations on Liens” above on the Property to be leased, in an amount equal to the Attributable Debt with respect to such sale and leaseback transaction, without equally and ratably securing the notes;
•
  we or a Subsidiary, within 360 days after the receipt of the proceeds of such sale or transfer by us or a Subsidiary, shall apply such proceeds thereof to the retirement of our or any Subsidiary’s Indebtedness (other than Indebtedness owned by us or any Subsidiary); provided, however, that no retirement referred to in this bullet may be effected by payment at maturity or pursuant to any mandatory sinking fund payment provision of Indebtedness;
•
  we or a Subsidiary apply the net proceeds of the sale or transfer of the Property leased pursuant to such transaction to the purchase of assets (and the cost of construction thereof) or the expansion of our existing business within 360 days prior or subsequent to such sale or transfer;
•
  the effective date of any such arrangement or the purchaser’s commitment therefor is within 36 months prior or subsequent to the acquisition of the Property (including, without limitation, acquisition by merger or consolidation) or the completion of construction and commencement of operation thereof (which, in the case of a retail store, is the date of opening to the public), whichever is later;
•
  the lease in such sale and leaseback transaction is for a term, including renewals, of not more than three years;
•
  the sale and leaseback transaction is entered into between us and a Subsidiary or between Subsidiaries; or
•
  the lease payment therefor is created in connection with a project financed with, and such obligation constitutes, a Nonrecourse Obligation.
Consolidation, Merger or Conveyance
We may merge or consolidate with another Person and may sell, transfer or lease all or substantially all of our assets to another Person if all of the following conditions are met:
•
  the merger, consolidation or sale of assets must not cause an event of default. See “— Events of Default”;
•
  if we are not the surviving entity, the Person we would merge or consolidate with, or sell all or substantially all of our assets to, must expressly assume by supplemental indenture all of our obligations under the notes and the indenture; and
•
  we must deliver specific certifications and documents to the trustee.

Notwithstanding the foregoing, any of our Subsidiaries may consolidate with, merge into or transfer all or part of its properties and assets to us.
Events of Default
The term “event of default” in respect of the notes of any series means any of the following:
•
  we do not pay interest on the notes of that series within 30 days of its due date whether at maturity, upon redemption or upon acceleration (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);
•
  we do not pay the principal of or any premium on the notes of that series on its due date;
•
  we remain in breach of a covenant in respect of the notes of that series for 90 days after we receive a written notice of default in accordance with the provisions of the indenture stating we are in breach and requiring that we remedy the breach; or
•
  certain events of bankruptcy, insolvency or reorganization occur with respect to us.
The trustee may withhold notice to the holders of notes of any default (except in the payment of principal or interest) if it considers such withholding of notice to be in the best interests of the holders.
If an event of default (other than due to certain events in bankruptcy, insolvency or reorganization) with respect to the notes of any series has occurred and has not been cured, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare the entire principal amount (and premium, if any) of, and all the accrued and unpaid interest on, the notes of that series to be due and payable. This is called a declaration of acceleration of maturity. If an event of default with respect to the notes of any series occurs because of certain events in bankruptcy, insolvency or reorganization relating to us, the principal amount of the notes of that series will be automatically accelerated, without any action by the trustee or any holder thereof. Holders of a majority in principal amount of the notes of any series may also waive certain past defaults under the indenture on behalf of all of the holders of the notes of that series. A declaration of acceleration of maturity with respect to the notes of any series may be canceled, under specific circumstances, by the holders of at least a majority in principal amount of the notes of that series.
The trustee is not required to take any action under the indenture at the request of any of the holders unless the holders offer the trustee protection reasonably satisfactory to it from expenses and liability called an “indemnity.” If indemnity reasonably satisfactory to the trustee is provided, the holders of at least a majority in aggregate principal amount of the outstanding notes of any series may, with respect to the notes of that series, direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of the right, remedy or event of default.
Before you are allowed to bypass the trustee and bring a lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the notes of any series, the following must occur:
•
  you must give the trustee written notice that an event of default with respect to the notes of that series has occurred and remains uncured;
•
  the holders of a majority in aggregate principal amount of the outstanding notes of that series must make a written request that the trustee take action because of the default and must offer the trustee indemnity reasonably satisfactory to it against the cost and other liabilities of taking that action;
•
  the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity; and
•
  the holders of a majority in aggregate principal amount of the notes of that series must not have given the trustee a direction inconsistent with the above notice.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your notes of any series on or after the due date applicable to that series.
Waiver, Modifications and Amendment
We generally may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding notes of the affected series. However, we may not make any modification or amendment without the consent of each holder of the notes of the affected series if such action would, with respect to notes of the affected series:
•
  change the stated maturity of, or the principal of or premium or interest on, the notes;
•
  reduce any amounts due on the notes or payable upon acceleration of the maturity of the notes following a default;
•
  adversely affect any right of repayment at the holder’s option;
•
  change the place (except as otherwise described in this prospectus supplement) or currency of payment on the notes;
•
  modify the notes to subordinate the notes to other indebtedness;
•
  reduce the percentage of holders of notes whose consent is needed to modify or amend the indenture;
•
  reduce the percentage of holders of notes whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults; or
•
  modify any other aspect of the provisions of the indenture dealing with modification and waiver except to increase the voting requirements.
Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding notes of the affected series may, on behalf of the holders of all the notes of that series, waive our compliance with certain provisions of the indenture. The holders of a majority in principal amount of the outstanding notes of the affected series may, on behalf of the holders of all the notes of such series, waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of or premium or interest on any notes of that series or in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding note of that series; provided however that the holders of a majority in principal amount of the outstanding notes of the affected series may rescind an acceleration and its consequences, including any payment default that resulted from such acceleration.
Notwithstanding the foregoing, without the consent of any holder of notes of a series, we may amend or supplement the indenture or the notes of that series for among other reasons:
•
  to cure any ambiguity, defect or inconsistency provided such amendment or supplement does not adversely affect the rights of any holder of notes of that series;
•
  to comply with the covenant described under the heading “— Covenants — Consolidation, Merger or Conveyance”;
•
  to appoint a successor trustee with respect to the notes and to add to or change any of the provisions of the indenture necessary to provide for the administration of the trusts in the indenture by more than one trustee;
•
  to comply with the requirements of the SEC in order to maintain the qualification of the indenture under the Trust Indenture Act of 1939;
•
  to make any change that would not adversely affect the rights of any holder of notes of that series;
•
  to provide for the issuance of any additional notes as permitted by the indenture; or
•
  to conform the indenture or the notes to the description thereof set forth in this prospectus supplement.

Defeasance and Covenant Defeasance
We may elect with respect to each series of notes either:
•
  defeasance, whereby we are discharged from any and all obligations with respect to that series of notes, except as may be otherwise provided in the indenture; or
•
  covenant defeasance, whereby we are released from our obligations with respect to certain covenants with respect to that series of notes.
We may do so when the following conditions have been satisfied:
•
  we deposit with the trustee, in trust, funds, in the opinion of a nationally recognized investment bank, appraisal firm or accounting firm, sufficient to pay the entire indebtedness on the notes of that series that had not been previously delivered for cancellation, for the principal and interest to the date of the deposit (for notes of that series that have become due and payable) or to the stated maturity or the redemption date, as the case may be (for notes of that series that have not become due and payable);
•
  we have paid or caused to be paid all other sums payable under the indenture in connection with the notes of that series;
•
  we have delivered to the trustee an opinion of counsel stating that the beneficial owners of the notes of that series will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; and
•
  we have delivered to the trustee an officers’ certificate and opinion of counsel, each stating that all these conditions have been complied with.
Satisfaction and Discharge
We may satisfy and discharge our obligations with respect to each series of the notes, if:
•
  all outstanding notes of that series have been delivered to the trustee for cancellation (with certain limited exceptions); or
•
  all notes of that series not previously delivered to the trustee for cancellation have become due and payable or are by their terms to become due and payable within one year and we have deposited with the trustee as trust funds the entire amount sufficient to pay all of the outstanding notes of that series, and, in either case, we also pay or cause to be paid all other sums payable under the indenture in connection with the notes of that series by us and deliver to the trustee an officers’ certificate and an opinion of counsel, each to the effect that all conditions precedent relating to the satisfaction and discharge of the indenture have been satisfied.
Governing Law
The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.
Information Concerning the Trustee
The Bank of New York Mellon is the trustee under the indenture and will also be the initial paying agent and registrar for the notes. We may, from time to time, borrow from or maintain deposit accounts and conduct other banking transactions with The Bank of New York Mellon or its affiliates in the ordinary course of business.
The indenture provides that, except during the continuance of an event of default under the indenture, the trustee under the indenture will perform only such duties as are specifically set forth in the indenture. Under the indenture, the holders of a majority in outstanding principal amount of the notes of a series will have the right to direct the time, method and place of conducting any proceeding or exercising any remedy available in connection with that series of notes to the trustee under the indenture, subject to certain exceptions. If an event of default has occurred and is continuing, the trustee under the indenture will exercise such rights and powers vested in it under the indenture and is obligated to use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.
The indenture and provisions of the Trust Indenture Act incorporated by reference in the indenture contain limitations on the rights of the trustee under such indenture, should it become a creditor of our company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee under the indenture is permitted to engage in other transactions. However, if the trustee under the indenture acquires any prohibited conflicting interest, it must eliminate the conflict or resign.
The trustee may resign or be removed and a successor trustee may be appointed.
Definitions
The following definitions are applicable to this section:
“Attributable Debt” means, in connection with any sale and leaseback transaction under which either we or any Subsidiary are at the time liable as lessee for a term of more than 12 months and at any date as of which the amount thereof is to be determined, the lesser of (A) total net obligations of the lessee for rental payments during the remaining term of the lease discounted from the respective due dates thereof to such determination date at a rate per annum equivalent to the greater of (i) the weighted average Yield to Maturity (as defined in the indenture) of the notes, such average being weighted by the principal amount of each series of the notes and (ii) the interest rate set forth or inherent in such lease (as determined in good faith by us), both to be compounded semi-annually or (B) the sale price for the assets so sold and leased multiplied by a fraction the numerator of which is the remaining portion of the base term of the lease included in such transaction and the denominator of which is the base term of the lease.
“Consolidated Net Tangible Assets” means total assets (less depreciation and valuation reserves and other reserves and items deductible from gross book value of specific asset accounts under accounting principles generally accepted in the United States) after deducting therefrom (1) all current liabilities and (2) all goodwill, trade names, trademarks, patents, unamortized debt discount, organization expenses and other like intangibles, all as set forth on the most recent balance sheet of Bed Bath & Beyond Inc. and its consolidated Subsidiaries and computed in accordance with accounting principles generally accepted in the United States.
“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:
(1)
  interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;
(2)
  other agreements or arrangements designed to manage interest rates or interest rate risk; and
(3)
  other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.
“Indebtedness” of any Person means, without duplication (1) any interest-bearing obligation of such Person for money borrowed, (2) any interest-bearing obligation of such Person evidenced by bonds, debentures, notes or other similar instruments (other than performance, surety and appeals bonds arising in the ordinary course of business) and (3) any reimbursement obligation of such Person in respect of letters of credit or other similar instruments which support financial obligations which would otherwise become Indebtedness; provided, however, that “Indebtedness” of such Person shall not include any obligation of such Person to any Subsidiary of such Person or to any Person with respect to which such Person is a Subsidiary.
“Lien” means any pledge, mortgage, lien, encumbrance or other security interest.

“Nonrecourse Obligation” means Indebtedness or lease payment obligations substantially related to (i) the acquisition of assets not previously owned by us or any of our Subsidiaries or (ii) the financing of a project involving the development or expansion of our or any of our Subsidiaries’ properties, as to which the obligee with respect to such Indebtedness or obligation has no recourse to us or any of our Subsidiaries or any of our or any of our Subsidiaries’ assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).
“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or other similar entity.
“Property” means any real property or equipment located within the United States that is owned by, or leased to, us or any of our Subsidiaries and that has a net book value (after deduction of accumulated depreciation) in excess of 1.0% of Consolidated Net Tangible Assets.
“Subsidiary” of any Person means (1) a corporation, a majority of the outstanding Voting Stock of which is, at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries thereof or (2) any other Person (other than a corporation), including, without limitation, a partnership or joint venture, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Person performing similar functions).
Book-Entry System
DTC, which we refer to along with its successors in this capacity as the depositary, will act as securities depositary for the notes. The notes will be issued as fully registered securities registered in the name of Cede & Co., the depositary’s nominee. One or more fully registered global security certificates, representing the respective total aggregate principal amounts of each series of the notes, will be issued and will be deposited with the depositary or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a series of the notes so long as the notes of that series are represented by global security certificates.
Investors may elect to hold interests in the global notes through either DTC in the U.S. or Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.
DTC advises that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants deposit with it and facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depositary is owned by a number of its direct participants and by the New York Stock Exchange and the Financial Industry Regulatory Authority, Inc. Access to DTC’s system is also available to others, including securities brokers and dealers, banks and trust companies that clear transactions through or maintain custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.
Distributions with respect to interests in the notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.
Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no records of or relationship with persons holding through Euroclear Participants.
Distributions with respect to the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions.
We have provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear in this prospectus supplement solely as a matter of convenience. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of us, the underwriters nor the trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC, Clearstream and Euroclear or their participants directly to discuss these matters.
We will issue the notes in definitive certificated form if the depositary notifies us that it is unwilling or unable to continue as depositary or the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed by us within 90 days. In addition, beneficial interests in a global security certificate may be exchanged for definitive certificated notes upon request by or on behalf of the depositary in accordance with customary procedures following the request of a beneficial owner seeking to exercise or enforce its rights under such notes. If we determine at any time that the notes shall no longer be represented by global security certificates, we will inform the depositary of such determination who will, in turn, notify participants of their right to withdraw their beneficial interest from the global security certificates, and if such participants elect to withdraw their beneficial interests, we will issue certificates in definitive form in exchange for such beneficial interests in the global security certificates. Any global note, or portion thereof, that is exchangeable pursuant to this paragraph will be exchangeable for security certificates, as the case may be, registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.
As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all notes represented by these certificates for all purposes under the indenture. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:
•
  will not be entitled to have the notes represented by these global security certificates registered in their names, and
•
  will not be considered to be owners or holders of the global security certificates or any notes represented by these certificates for any purpose under the notes or the indenture.
All payments on the notes represented by global security certificates and all transfers and deliveries of related notes will be made to the depositary or its nominee, as the case may be, as the holder of such securities.
Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time. Neither we nor the trustee will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to these beneficial ownership interests.
Although the depositary has agreed to the foregoing procedures in order to facilitate transfers of interests in the global security certificates among participants, the depositary is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by the depositary or its direct participants or indirect participants under the rules and procedures governing the depositary.
The information in this section concerning the depositary, its book-entry system, Clearstream and Euroclear has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.
Global Clearance and Settlement Procedures
Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC Participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable.
Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time).

Because of time-zone differences, credits of the notes received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such notes settled during such processing will be reported to the relevant Euroclear Participant or Clearstream Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of the notes by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued or changed at any time.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The following is a summary of the material U.S. federal income tax consequences relating to the holders’ ownership and disposition of the notes, but does not purport to be a complete analysis of all the potential tax consequences relating thereto. This summary assumes that the notes are held as capital assets (generally, property held for investment) and only addresses initial purchasers of the notes who purchase the notes in this offering at the “issue price,” which will equal the first price to the public (not including bond houses, brokers or similar persons acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the notes is sold for money.
This summary does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction or any U.S. unearned income Medicare contributions tax, or any estate or gift tax consequences. In addition, this discussion does not address tax consequences applicable to a holder’s particular circumstances, including, without limitation, alternative minimum tax consequences and tax consequences applicable to holders that may be subject to special tax rules, such as:
•
  banks, insurance companies and other financial institutions;
•
  tax-exempt organizations;
•
  regulated investment companies;
•
  real estate investment trusts;
•
  brokers or dealers in securities;
•
  traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;
•
  U.S. holders (as defined below) whose functional currency is not the U.S. dollar;
•
  U.S. expatriates;
•
  persons that will hold the notes as part of a hedge, straddle, conversion transaction or other risk reduction or integration transaction, or persons entering into a constructive sale with respect to the notes; and
•
  partnerships or other pass-through entities or investors in such entities.
If a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our notes, you should consult your tax advisor.
This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought any rulings from the Internal Revenue Service (the “IRS”) or an opinion of counsel with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.
THIS SUMMARY OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Potential Contingent Payment Debt Treatment
Upon the occurrence of a Change of Control Triggering Event, we would generally be required to repurchase the notes at 101% of their principal amount plus accrued and unpaid interest, as described under “Description of Notes — Offer to Purchase upon Change of Control Triggering Event.” Although the issue is not free from doubt, we intend to take the position that such requirement does not result in the notes being treated as contingent payment debt instruments under the applicable Treasury Regulations. Our position is not binding on the IRS. If the IRS were to successfully take a contrary position, holders would be required to treat any gain recognized on the sale or other disposition of the notes as ordinary income rather than as capital gain. Furthermore, holders would be required to accrue interest income on a constant yield basis, based on a comparable yield determined at the time of issuance of the notes, with adjustments to such accruals when any contingent payments are made that differ from the payments calculated based on the comparable yield. Holders should consult their tax advisors regarding the tax consequences of the notes being treated as contingent payment debt instruments. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments.
Tax Consequences to U.S. Holders
As used herein, the term “U.S. holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes:
•
  an individual citizen or resident of the United States;
•
  a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•
  a trust if (i) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under current Treasury Regulations to be treated as a U.S. person.
Payments of Interest
It is expected, and therefore this discussion assumes, that the notes will not be issued with original issue discount for U.S. federal income tax purposes.
Interest paid on a note generally will be taxable to a U.S. holder as ordinary interest income at the time it accrues or is received, in accordance with the U.S. holder’s method of accounting for U.S. federal income tax purposes.
Sale, Exchange, Redemption or Other Disposition of Notes
Upon the sale, exchange, redemption or other taxable disposition of a note, a U.S. holder will generally recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, redemption or other taxable disposition (less any amount attributable to accrued interest, which will be taxable as described above under “Payments of Interest”) and the holder’s adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in a note will generally equal the amount the U.S. holder paid for the note.
Gain or loss realized on the sale, exchange, redemption or other taxable disposition of a note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of the sale, exchange, redemption or other taxable disposition the note has been held by the U.S. holder for more than one year. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding
A U.S. holder will be subject to information reporting, unless it is an exempt recipient, and may also be subject to backup withholding (currently at a rate of 28%) with respect to payments of interest and the gross proceeds from the sale, exchange, redemption or other taxable disposition of a note. Certain holders (including, among others, corporations) are generally not subject to information reporting and backup withholding. A U.S. holder generally will be subject to backup withholding if such holder is not otherwise exempt and such holder:
•
  fails to furnish its taxpayer identification number, or TIN, which, for an individual, is ordinarily his or her social security number;
•
  furnishes an incorrect TIN;
•
  is notified by the IRS that it is subject to backup withholding because it has previously failed to properly report payments of interest or dividends; or
•
  fails to certify, under penalties of perjury, that it has furnished a correct TIN and that the IRS has not notified the U.S. holder that it is subject to backup withholding.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS in a timely manner and the required procedures are followed.
Tax Consequences to Non-U.S. Holders
As used herein, the term “non-U.S. holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes, a nonresident alien individual or a corporation, trust or estate that is not a U.S. holder.
Special rules may apply to certain non-U.S. holders such as controlled foreign corporations and passive foreign investment companies. Such entities should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.
Payments of Interest
The payment of interest on a note to a non-U.S. holder that is not effectively connected with such non-U.S. holder’s U.S. trade or business will not be subject to U.S. federal income or withholding tax if:
•
  the non-U.S. holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable Treasury Regulations;
•
  the non-U.S. holder is not a controlled foreign corporation that is related to us through stock ownership as provided in the Code and applicable Treasury Regulations;
•
  the non-U.S. holder is not a bank whose receipt of interest on the notes is in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and
•
  (1) the non-U.S. holder provides us or our agent with its name and address on an IRS Form W-8BEN or W-8BEN-E and certifies under penalty of perjury that it is not a U.S. person, or (2) a bank, brokerage house or other financial institution that holds the notes on behalf of a non-U.S. holder in the ordinary course of its trade or business certifies to us or our agent, under penalty of perjury, that it has received an IRS Form W-8BEN or W-8BEN-E from the non-U.S. holder and furnishes us or our agent with a copy of the properly completed IRS Form W-8BEN or W-8BEN-E.
If a non-U.S. holder cannot satisfy the requirements described in the immediately preceding paragraph, payments of interest made to the non-U.S. holder will be subject to a 30% U.S. federal withholding tax unless the non-U.S. holder provides a properly executed:
•
  IRS Form W-8BEN or W-8BEN-E claiming an exemption from, or reduction in the rate of, withholding under an applicable income tax treaty; or

•
  IRS Form W-8ECI stating that the interest paid on the note is not subject to withholding tax because it is effectively connected with conduct of a trade or business by the non-U.S. holder in the United States.
Special rules apply if the interest payments are effectively connected with a trade or business carried on by the non-U.S. holder within the United States and, if a treaty applies, are attributable to a permanent establishment or fixed base of the non-U.S. holder within the United States. Any such payments, although not subject to withholding tax (if the IRS Form W-8ECI discussed above is provided), generally will be subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a U.S. person, unless an applicable income tax treaty provides otherwise. If such a non-U.S. holder is a corporation, the holder may also, under certain circumstances, be subject to branch profits tax at a 30% rate (or lower applicable treaty rate).
Sale, Exchange, Redemption or Other Disposition of Notes
Subject to the discussion of backup withholding below, generally, a non-U.S. holder will not be subject to U.S. federal income tax with respect to gain realized on the sale, exchange, redemption or other taxable disposition of a note unless the gain is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States, or the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met. Any amounts attributable to accrued interest will be treated as described above under “Payments of Interest.”
If a non-U.S. holder’s gain is effectively connected with the conduct of a U.S. trade or business and, if a treaty applies, is attributable to a permanent establishment or fixed base of the non-U.S. holder within the United States, the non-U.S. holder generally will be required to pay U.S. federal income tax on the net gain derived from the sale, exchange, redemption or other taxable disposition in the same manner as if it were a U.S. person unless an applicable income tax treaty provides otherwise. If such a non-U.S. holder is a corporation, the holder may also, under certain circumstances, be subject to branch profits tax at a 30% rate (or lower applicable treaty rate). If a non-U.S. holder is subject to the 183-day rule described above, the holder generally will be subject to U.S. federal income tax at a rate of 30% (or a reduced rate under an applicable treaty) on the amount by which capital gains allocable to U.S. sources (including gains from the sale, exchange, redemption or other taxable disposition of the note) exceed capital losses allocable to U.S. sources.
Information Reporting and Backup Withholding
We must report annually to the IRS and to each non-U.S. holder the amount of interest paid to such holder and the tax withheld with respect to such interest, regardless of whether withholding was required. Copies of the information returns reporting such interest and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides or is established under the provisions of an applicable income tax treaty.
U.S. backup withholding is imposed at a current rate of 28% on certain payments to persons that fail to furnish the information required under the U.S. information reporting requirements. A non-U.S. holder will be subject to backup withholding with respect to payments of interest on the notes unless such holder certifies under penalty of perjury that it is not a U.S. person as defined under the Code (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code), or such holder otherwise establishes an exemption.
Under the Treasury Regulations, the payment of proceeds from the sale, exchange, redemption or other taxable disposition of a note by a non-U.S. holder made to or through a U.S. office of a broker generally will be subject to information reporting and backup withholding unless the beneficial owner provides a properly executed IRS Form W-8BEN, W-8BEN-E (or other applicable form) and certifies under penalty of perjury that it is not a U.S. person as defined under the Code (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person as defined under the Code) or such owner otherwise establishes an exemption. The payment of proceeds from the sale, exchange, redemption or other taxable disposition of a note by a non-U.S. holder made to or through a non-U.S. office of a broker generally will not be subject to backup withholding or information reporting, except as noted below. In the case of proceeds from the sale, exchange, redemption or other taxable disposition of a note by a non-U.S. holder made to or through a non-U.S. office of a broker that is:
•
  a U.S. person, including a foreign branch of such person;
•
  a “controlled foreign corporation” for U.S. federal income tax purposes;
•
  a foreign person 50% or more of whose gross income from certain periods is effectively connected with a U.S. trade or business; or
•
  a foreign partnership if at any time during its tax year (1) one or more of its partners are U.S. persons who, in the aggregate, hold more than 50% of the income or capital interests of the partnership or (2) the foreign partnership is engaged in a U.S. trade or business;
information reporting, but not backup withholding, will apply unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and certain other conditions are met, or the beneficial owners otherwise establishes an exemption.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS in a timely manner and the required procedures are followed.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under the provisions of the law generally known as the Foreign Account Tax Compliance Act, or FATCA, on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on interest on, or gross proceeds from the sale or other disposition of, the notes paid to a “foreign financial institution” or a “nonfinancial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial U.S. owners” (as defined in the Code) or furnishes identifying information regarding each substantial U.S. owner or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified U.S. persons” or “U.S.-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts and withhold 30% on payments to non-compliant foreign financial institutions and certain other account holders. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury Regulations or other guidance, may modify these requirements. Accordingly, the entity through which the notes are held will affect the determination of whether such withholding is required.
Under the applicable Treasury Regulations, withholding under FATCA will generally apply to payments of interest on the notes made on or after July 1, 2014, and to payments of gross proceeds from the sale or other disposition of such notes on or after January 1, 2017. The FATCA withholding tax will apply to all withholdable payments without regard to whether the beneficial owner of the payment would otherwise be entitled to an exemption from imposition of withholding tax pursuant to an applicable tax treaty with the United States or U.S. domestic law. If payment of this withholding tax is made, holders that are otherwise eligible for an exemption from, or reduction of, U.S. federal withholding taxes with respect to such interest or proceeds will be required to seek a credit or refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay additional amounts to holders of the notes in respect of any amounts withheld.
Prospective holders should consult their own tax advisors regarding the potential application of withholding under FATCA to their investment in the notes.

UNDERWRITING
Subject to the terms and conditions set forth in the underwriting agreement dated the date of this prospectus supplement, among the underwriters and us, we have agreed to sell to each of the underwriters named below, and each of the underwriters has severally agreed to purchase, the principal amount of each series of notes set forth opposite its name.

Underwriters	Principal Amount of 2024 Notes	Principal Amount of 2034 Notes	Principal Amount of 2044 Notes
J.P. Morgan Securities LLC	$	$	$
Morgan Stanley & Co. LLC
Wells Fargo Securities, LLC
Goldman, Sachs & Co.
RBC Capital Markets, LLC
Santander Investment Securities Inc.
Total	$	$	$

The underwriters have agreed to purchase all of the notes sold pursuant to the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that, under certain circumstances, the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to the approval of legal matters by counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
We estimate our expenses in connection with this offering, excluding the underwriting discount, will be approximately $           . The underwriters have agreed to reimburse us for our expenses.
Commissions and Discounts
The underwriters have advised us that they propose to offer the notes to the public at the public offering prices on the cover page of this prospectus supplement and may offer such notes to selected dealers at the public offering prices minus selling concessions of up to    % of the principal amount of the 2024 notes in the case of the 2024 notes,    % of the principal amount of the 2034 notes in the case of the 2034 notes and    % of the principal amount of the 2044 notes in the case of the 2044 notes. In addition, the underwriters may allow, and those selected dealers may reallow, selling concessions to certain other dealers of up to    % of the principal amount of the 2024 notes in the case of the 2024 notes,    % of the principal amount of the 2034 notes in the case of the 2034 notes and    % of the principal amount of the 2044 notes in the case of the 2044 notes. After the initial public offering, the underwriters may change the public offering prices and other selling terms.
New Issue of Notes
The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

Price Stabilization and Short Positions
In connection with the offering, the underwriters are permitted to engage in transactions that stabilize the market price of the notes. Such transactions consist of bids or purchases to peg, fix or maintain the price of the notes. If the underwriters create a short position in the notes in connection with the offering, i.e., if they sell more notes than are on the cover page of this prospectus supplement, the underwriters may reduce that short position by purchasing notes in the open market. Purchases of a security to stabilize the price or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Other Relationships
Some of the underwriters and their affiliates have engaged in, and may in the future engage in, financial advisory, investment banking and other commercial dealings in the ordinary course of business with us, or our affiliates. Certain of the underwriters or their affiliates are expected to be agents and lenders under the Revolving Credit Facility. They have received, and may in the future receive, customary fees and commissions for these transactions.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
European Economic Area
In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus to the public in that Relevant Member State other than:
(a)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;
(b)
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or
(c)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

This prospectus supplement has been prepared on the basis that any offer of notes in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that Relevant Member State of notes which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer.
For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.
United Kingdom
In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.
Switzerland
This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the notes will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the notes with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.
Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
Hong Kong
The notes may not be offered or sold by means of any document other than: (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance

(Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Japan
The notes have not been and will not be registered under the Securities and Exchange Law of Japan (the “Securities and Exchange Law”) and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.
Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than: (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the notes are subscribed or purchased under Section 275 by a relevant person which is:
(a)
  a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
(b)
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

LEGAL MATTERS
The validity of the securities in respect of which this prospectus supplement is being delivered will be passed upon for us by Proskauer Rose LLP, New York, New York, and for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.
EXPERTS
The consolidated financial statements and schedule of Bed Bath & Beyond Inc. and its subsidiaries as of March 1, 2014 and March 2, 2013, and for each of the fiscal years in the three-year period ended March 1, 2014, and management’s assessment of the effectiveness of internal control over financial reporting as of March 1, 2014 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

Bed Bath & Beyond Inc.

Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Rights to Purchase Common Stock,
Preferred Stock, Debt Securities or Other Securities
Units

Bed Bath & Beyond Inc. may offer to sell from time to time these securities separately or together in one or more offerings. In addition, this prospectus may be used to offer securities for the account of persons other than us.
We may offer and sell the following securities:
•
  debt securities;
•
  common stock;
•
  preferred stock;
•
  depositary shares;
•
  warrants;
•
  rights to purchase common stock, preferred stock, debt securities or other securities; and
•
  units.
We may offer and sell these securities to or through one or more underwriters, dealers or agents. We also may offer and sell these securities directly or through our subsidiaries to purchasers. This prospectus provides you with a general description of the securities we may offer. The specific terms of any security and the specific manner in which we will offer them will be included in a supplement to this prospectus relating to that offering. The prospectus supplement also may add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. This prospectus may be used to offer and sell securities only if accompanied by a prospectus supplement. You should read this prospectus and any prospectus supplement carefully before you invest. You should also read the documents we have referred you to in the “How to Obtain More Information” section of this prospectus for information on us and our financial statements.
Our common stock is traded on the NASDAQ Global Select Market under the symbol “BBBY.”
Investing in our securities involves risks. You should carefully consider the risk factors incorporated herein by reference. We may include additional risk factors in a prospectus supplement under the heading “Risk Factors.” You should review that section of the prospectus supplement for a discussion of matters that investors in our securities should consider.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
We or any selling security holder may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

Prospectus dated July 7, 2014

i

ABOUT THIS PROSPECTUS
In this prospectus, we use the terms “Bed Bath & Beyond,” “we,” “us” and “our” to refer to Bed Bath & Beyond Inc., a New York corporation, and its consolidated subsidiaries.
This prospectus is part of a registration statement on Form S-3 filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings from time to time. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should read this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and the information incorporated by reference in this prospectus, a prospectus supplement or any free writing prospectus, before making an investment decision.
You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with additional or different information. No underwriter, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any accompanying prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. You should assume that the information appearing in this prospectus, any prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of such document and that any information we have incorporated by reference is accurate only as of its respective date, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since that date.
You should read both this prospectus, including the “Risk Factors,” and the accompanying prospectus supplement or any related free writing prospectus, together with the additional information described under the headings “How to Obtain More Information” and “Incorporation by Reference.”
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PROSPECTUS SUMMARY
Bed Bath & Beyond Inc.
We are a retailer which operates under the names Bed Bath & Beyond, Christmas Tree Shops, Christmas Tree Shops andThat! or andThat!, Harmon or Harmon Face Values, buybuy BABY and World Market, Cost Plus World Market or Cost Plus. Customers can purchase products from us either in store, online or through a mobile device. We have the developing ability to have customer purchases picked up in store or shipped direct to the customer from our distribution facilities, stores or vendors. We also operate Linen Holdings, a provider of a variety of textile products, amenities and other goods to institutional customers in the hospitality, cruise line, food service, healthcare and other industries. In addition to our stores in the United States, as of March 1, 2014, we operate 40 retail stores in Canada and are a partner in a joint venture which operates four retail stores in Mexico under the name Bed Bath & Beyond.
We sell a wide assortment of domestics merchandise and home furnishings. Domestics merchandise includes categories such as bed linens and related items, bath items and kitchen textiles. Home furnishings include categories such as kitchen and tabletop items, fine tabletop, basic housewares, general home furnishings, consumables and certain juvenile products.
Operations
It is our goal to offer quality merchandise at competitive prices, to maintain a wide and differentiated assortment of merchandise, to present merchandise in a distinctive manner designed to maximize customer convenience and reinforce customer perception of a wide selection and to emphasize dedication to customer service and satisfaction. We continue to grow, differentiate and leverage our assortment across all channels, concepts and countries in which we operate. In addition, we strive to more efficiently and effectively understand our customers’ needs and communicate with them through our growing analytic capabilities and omnichannel marketing approaches.
Pricing
We believe in maintaining competitive prices. We regularly monitor price levels at our competitors in order to ensure that our prices are in accordance with our pricing philosophy. We believe that the application of our pricing philosophy is an important factor in establishing our reputation among customers.
Merchandise Assortment
We strive to tailor our merchandise mix as appropriate to respond to changing trends and conditions. We, on an ongoing basis, test new merchandise categories and adjust the categories of merchandise carried as part of our assortment and may add new product categories as appropriate. Additionally, we continue to integrate the merchandise assortments among our concepts. We believe that the process of adding new product categories, integrating our merchandise within concepts, and expanding or reducing the size of various product categories in response to changing conditions is an important part of our merchandising strategy.
Merchandise Presentation
We have developed a style of merchandise presentation where groups of related product lines are presented together. We believe that this approach to merchandise presentation makes it easy for customers to locate products and reinforces customer perception of a wide selection.
Advertising
In general, we rely on “word of mouth advertising,” our reputation for offering a wide assortment of quality merchandise at competitive prices and the use of paid advertising. Primary vehicles of paid advertising used by us include full-color circulars and other advertising pieces distributed via direct mail or inserts, as well as digital media including email, mobile, social and search advertising. Also, to support the opening of new stores, we primarily use “grand opening” newspaper and direct mail advertising and email.

Customer Service
Customer service is at the heart of our culture as it encourages and trains our associates and implements technology to create a better shopping experience for each and every customer. Through our customer centric policies and emphasis on life stage events, we stress the importance of each customer relationship. We continue to focus our efforts and investments on ensuring that we build and maintain each of these customer relationships.
Corporate Information
Our principal executive offices are located at 650 Liberty Avenue, Union, New Jersey 07083, and our telephone number is (908) 688-0888. Our website address is www.bedbathandbeyond.com. The reference to our website address does not constitute incorporation by reference of the information contained on the website, which should not be considered part of this prospectus.

RISK FACTORS
Investing in securities involves a risk of loss. Before investing in our securities, you should carefully consider the risk factors described in “Risk Factors” in our Annual Report on Form 10-K filed with the SEC for the year ended March 1, 2014, and subsequent filings containing updated disclosures of such factors, together with all of the other information included in this prospectus and any accompanying prospectus supplement and the other information that we have incorporated by reference. These risks are not the only ones facing us. Additional risks not currently known to us or that we currently deem immaterial also may impair or harm our business and financial results. Statements in or portions of a future document incorporated by reference in this prospectus, including, without limitation, those relating to risk factors, may update and supersede statements in and portions of this prospectus or such incorporated documents. Please also refer to the section below entitled “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS
Certain statements contained or incorporated by reference in this prospectus and the accompanying prospectus supplement are considered forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (Securities Act) and Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act) concerning our business, results of operations, economic performance and/or financial condition, based on management’s current expectations, plans, estimates, assumptions and projections. Forward-looking statements are included, for example, in the discussions about:
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  general economic conditions, including the housing market;
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  a challenging overall macroeconomic environment and related changes in the retailing environment;
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  consumer preferences and spending habits;
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  demographics and other macroeconomic factors that may impact the level of spending for the types of merchandise sold by us;
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  civil disturbances and terrorist acts;
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  unusual weather patterns and natural disasters;
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  competition from existing and potential competitors;
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  competition from other channels of distribution;
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  pricing pressures;
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  the ability to attract and retain qualified employees in all areas of the organization;
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  the cost of labor, merchandise and other costs and expenses;
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  the ability to find suitable locations at acceptable occupancy costs and other terms to support our expansion program;
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  the ability to assess and implement technologies in support of our development of our omnichannel capabilities;
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  uncertainty in financial markets;
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  disruptions to our information technology systems including but not limited to security breaches of our systems protecting consumer and employee information;
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  reputational risk arising from challenges to our or a third party supplier’s compliance with various laws, regulations or standards, including those related to labor, health, safety, privacy or the environment;
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  changes to statutory, regulatory and legal requirements;
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  new, or developments in existing, litigation, claims or assessments;
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  changes to, or new, tax laws or interpretation of existing tax laws;
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  changes to, or new, accounting standards including, without limitation, changes to lease accounting standards; and
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  the integration of acquired businesses.
Any statements contained in this prospectus that are not statements of historical fact may be deemed forward-looking statements. Forward-looking statements generally are identified by the words “expects,” “anticipates,” “believes,” “intends,” “estimates,” “aims,” “plans,” “may,” “could,” “will,” “will continue,” “seeks,” “should,” “predict,” “potential,” “outlook,” “guidance,” “target,” “forecast,” “probable,” “possible” or the negative of such terms and similar expressions. Forward-looking statements are subject to change and may be affected by risks and uncertainties, most of which are difficult to predict and are generally beyond our control. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any forward-looking statement in light of new information or future events, although we intend to continue to meet our ongoing disclosure obligations under the U.S. securities laws and other applicable laws.
We caution you that a number of important factors could cause actual results or outcomes to differ materially from those expressed in, or implied by, the forward-looking statements, and therefore you should not place too much reliance on them. These factors include, among others, those described herein, under “Risk Factors” in this prospectus and the applicable prospectus supplement and the risks described in our other filings with the SEC, including our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K incorporated herein.
It is not possible to predict or identify all such factors, and therefore the factors that are noted are not intended to be a complete discussion of all potential risks or uncertainties that may affect forward-looking statements. If these or other risks and uncertainties materialize, or if the assumptions underlying any of the forward-looking statements prove incorrect, our actual performance and future actions may be materially different from those expressed in, or implied by, such forward-looking statements. We can offer no assurance that our estimates or expectations will prove accurate or that we will be able to achieve our strategic and operational goals.

USE OF PROCEEDS
Unless otherwise indicated in an accompanying prospectus supplement, we will use the net proceeds from the sale of securities covered by this prospectus for general corporate purposes.
The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds.

RATIO OF EARNINGS TO FIXED CHARGES
The following table sets forth our historical ratio of earnings to fixed charges, or deficiency of earnings, for each of the periods indicated:

	Three Months Ended May 31, 2014	Fiscal Year Ended
		March 1, 2014	March 2, 2013	February 25, 2012	February 26, 2011	February 27, 2010
Ratio of earnings to fixed charges(1)	7.13x	9.32x	9.93x	11.39x	9.86x	8.05x

(1)
  For purposes of calculating these ratios: (i) “earnings” consist of the sum of: (x) our pretax income from continuing operations and (y) fixed charges; and (ii) “fixed charges” consist of interest expense and the portion of rental expenses considered to represent an interest factor.

DESCRIPTION OF DEBT SECURITIES
We may offer unsecured general obligations, which we refer to as the “debt securities” in this section. The debt securities will be issued from time to time under an indenture and applicable supplemental indenture, if any, with respect to any series of debt securities, between us and The Bank of New York Mellon, as trustee. The indenture and any supplemental indenture are technical documents with terms that have defined meanings. A prospectus supplement will contain a summary of the indenture and any applicable supplemental indenture. We urge you to read the indenture, any applicable supplemental indenture and the accompanying prospectus supplement describing the particular terms of the debt securities because they, and not this description, define the rights of the debt security holders. The form of indenture is filed as an exhibit to this registration statement.
General
The following briefly summarizes the material provisions of the indenture and the debt securities, other than pricing and related terms for a particular issuance, which will be described in an accompanying prospectus supplement.
A form of each debt security, reflecting the particular terms and provisions of a series of offered debt securities, will be filed with the SEC at the time of the offering.
Brief Description of the Debt Securities
Unless otherwise provided in a prospectus supplement, the debt securities will:
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  be our unsecured general obligations;
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  rank senior in right of payment to all of our subordinated indebtedness;
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  rank equally in right of payment with all of our other senior indebtedness;
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  be effectively subordinated to all of our future secured indebtedness to the extent of the value of the assets securing such indebtedness; and
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  be structurally subordinated to, which means they rank behind, all of the liabilities of our subsidiaries.
We will pay principal and interest on the debt securities at our office or agency, which we maintain in New York City. At our option, we may make payments of interest by check mailed to the debt security holders at their respective addresses as set forth in the register of debt securities. All payments with respect to global debt securities, however, will be made by wire transfer of immediately available funds to the accounts specified by the holders of the global debt securities. Until otherwise designated by us, our office or agency in New York City will be the office of the trustee or an affiliate thereof maintained for payment purposes.
Information in the Prospectus Supplement
The prospectus supplement for any offered series of debt securities will describe the following terms, as applicable:
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  the title;
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  classification as senior or subordinated debt securities;
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  ranking of the specific series of debt securities relative to other outstanding indebtedness, including our subsidiaries’ debt;
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  if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;
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  any limit on the aggregate principal amount;

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  the percentage of the principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;
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  the maturity date or dates;
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  the rate at which the debt securities will bear interest, if any, and the interest payment dates;
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  if the debt securities are original issue discount debt securities, the yield to maturity;
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  the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment dates and any related record dates;
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  any provisions for the payment of additional amounts for taxes;
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  the forms and denominations in which the currency or currency unit of the debt securities will be issuable if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;
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  the terms and conditions on which we may optionally redeem the debt securities;
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  the terms and conditions on which we may be required to redeem the debt securities;
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  any obligation for us to redeem, purchase or repay the debt securities at the option of a holder upon the happening of an event other than a change of control and certain sales of assets, which are specified in the indenture, and the terms and conditions of redemption, purchase or repayment;
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  the names and duties of any co-trustees, depositaries, authenticating agents, calculation agents, paying agents, transfer agents or registrars for the debt securities;
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  any changes in or additions to the covenants applicable to the particular debt securities being issued;
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  any additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal and interest, if any, with respect to such securities to be due and payable;
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  any material provisions of the applicable indenture described in this prospectus that do not apply to the debt securities;
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  any other terms of the debt securities, which may modify, supplement or delete any provision of the indenture as it applies to that series;
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  whether the securities of the series will be subject to legal defeasance or covenant defeasance as provided in the indenture;
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  if the debt securities of the series will be convertible into or exchangeable for our securities or for securities of another person, the terms of the conversion or exchange rights, including when the conversion or exchange right may be exercised, the conversion or exchange price or the ratio or ratios or method of determining the conversion or exchange price or ratios and any other terms and conditions, including anti-dilution terms, upon which conversion or exchange may occur; and
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  any other specific terms of the debt securities offered thereby.
We will issue the debt securities only in registered form. As currently anticipated, debt securities of a series will trade in book-entry form, and global notes will be issued in physical (paper) form. Unless otherwise provided in the accompanying prospectus supplement, we will issue debt securities denominated in U.S. Dollars and only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Conversion or Exchange Rights
Debt securities offered by this prospectus may be convertible into or exchangeable for other securities, including, for example, shares of our equity securities. We will describe the terms and conditions of conversion or exchange, the income tax consequences and other special considerations applicable to any conversion or exchange of the debt securities of a series in the prospectus supplement relating to debt securities of that series. The terms and conditions relating to any conversion or exchange provisions applicable to the debt securities of a series will include, among others, the following:
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  the conversion or exchange price or prices, the conversion or exchange ratio or ratios or the method of determining the conversion or exchange price or prices or ratio or ratios;
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  the conversion or exchange period;
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  provisions regarding our ability or the ability of the holder to convert or exchange the debt securities;
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  events requiring adjustment to the conversion or exchange price or ratio; and
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  provisions affecting conversion or exchange in the event of our redemption of the debt securities.

DESCRIPTION OF CAPITAL STOCK
Our authorized capital stock consists of 900,000,000 shares of common stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $.01 per share. As of May 31, 2014, there were 201,953,919 shares of common stock outstanding and no shares of preferred stock outstanding.
Common Stock
Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, and do not have cumulative voting rights. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of funds legally available therefor, and subject to any preferential dividend rights of any then outstanding preferred stock. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to any liquidation preference of any then outstanding preferred stock. Holders of common stock have no preemptive, subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock. The outstanding shares of common stock are, and any shares offered by us in this offering will be when issued and paid for, fully paid and non-assessable.
Preferred Stock
Our board of directors has the authority, subject to certain restrictions, without further stockholder approval, to issue, at any time and from time to time, up to 1,000,000 shares of preferred stock in one or more series. Each such series shall have such number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, redemption and sinking fund provisions, liquidation preferences, conversion rights and preemptive rights, to the full extent now or hereafter permitted by the laws of the State of New York.
The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future. Such rights may include voting and conversion rights which could adversely affect the holders of the common stock. Satisfaction of any dividend or liquidation preferences of outstanding preferred stock would reduce the amount of funds available, if any, for the payment of dividends or liquidation amounts on common stock. Holders of preferred stock would typically be entitled to receive a preference payment.
New York Law and Some By-Law Provisions
Our board of directors has adopted certain amendments to our by-laws intended to strengthen our board of directors’ position in the event of a hostile takeover attempt. These by-law provisions have the following effects:
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  they provide that only persons who are nominated in accordance with the procedures set forth in the by-laws shall be eligible for election as our directors, except as may be otherwise provided in the by-laws;
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  they provide that only business brought before the annual meeting by our board of directors or by a stockholder who complies with the procedures set forth in the by-laws may be transacted at an annual meeting of stockholders;
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  they provide that only the chairman of the board, if any, the chief executive officer, our board of directors or, at the written request of record holders of at least 50% of the voting power of our outstanding shares, the secretary may call special meetings of our stockholders; and
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  they establish a procedure for our board of directors to fix the record date whenever stockholder action by written consent is undertaken.
Furthermore, we are subject to the provisions of Section 912 of the New York Business Corporation Law, an anti-takeover law. In general, the statute prohibits a publicly held New York corporation from engaging in a “business combination” with an “interested stockholder” for a period of five years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 912, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an “interested stockholder” is a person who, together with affiliates and associates, owns, or within five years prior, did own, 20% or more of the corporation’s voting stock.
Transfer Agent and Registrar
The transfer agent and registrar for the common stock is American Stock Transfer & Trust Company. It is located at 6201 15th Avenue, Brooklyn, New York 11219, and its telephone number is (800) 937-5449.

DESCRIPTION OF WARRANTS
This section describes the general terms of the warrants that we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each warrant. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.
General
We may issue warrants to purchase debt securities, preferred stock, common stock, depositary shares or units. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
Brief Description of the Debt Warrants
We may issue warrants for the purchase of our debt securities. As explained below, each debt warrant will entitle its holder to purchase debt securities at the exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Debt warrants may be issued separately or together with debt securities.
The debt warrants are to be issued under debt warrant agreements to be entered into between us, and one or more banks or trust companies, as debt warrant agent, as will be set forth in the prospectus supplement relating to the debt warrants being offered by the prospectus supplement and this prospectus.
The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants and the debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement, including, as applicable:
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  the title of the debt warrants;
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  the initial offering price;
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  the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;
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  the currency or currency units in which the offering price, if any, and the exercise price are payable;
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  the title and terms of any related debt securities with which the debt warrants are issued and the number of the debt warrants issued with each debt security;
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  the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;
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  the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;
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  if applicable, the minimum or maximum number of debt warrants that may be exercised at any one time;
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  the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;
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  if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the debt warrants;
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  whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

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  anti-dilution provisions of the debt warrants, if any;
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  redemption or call provisions, if any, applicable to the debt warrants;
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  any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants; and
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  the exercise price.
Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer, and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the related prospectus supplement.
Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise of the debt warrants, or to enforce any of the covenants in the indenture.
Brief Description of the Equity Warrants
We may issue warrants for the purchase of our equity securities, such as our preferred stock, common stock, depositary shares or units. As explained below, each equity warrant will entitle its holder to purchase equity securities at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities.
The equity warrants are to be issued under equity warrant agreements to be entered into between us and one or more banks or trust companies, as equity warrant agent, as will be set forth in the prospectus supplement relating to the equity warrants being offered by the prospectus supplement and this prospectus.
The particular terms of each issue of equity warrants, the equity warrant agreement relating to the equity warrants and the equity warrant certificates representing equity warrants will be described in the applicable prospectus supplement, including, as applicable:
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  the title of the equity warrants;
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  the initial offering price;
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  the aggregate number of equity warrants and the aggregate number of shares of the equity security purchasable upon exercise of the equity warrants;
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  the currency or currency units in which the offering price, if any, and the exercise price are payable;
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  if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the number of equity warrants issued with each equity security;
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  the date, if any, on and after which the equity warrants and the related equity security will be separately transferable;
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  if applicable, the minimum or maximum number of the equity warrants that may be exercised at any one time;
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  the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;
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  if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the equity warrants;
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  anti-dilution provisions of the equity warrants, if any;
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  redemption or call provisions, if any, applicable to the equity warrants;
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  any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants; and
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  the exercise price.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

DESCRIPTION OF RIGHTS
This section describes the general terms of the rights that we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each right. The accompanying prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus.
The particular terms of each issue of rights, the rights agreement relating to the rights and the rights certificates representing rights will be described in the applicable prospectus supplement, including, as applicable:
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  the title of the rights;
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  the date of determining the stockholders entitled to the rights distribution;
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  the title, aggregate number of shares of common stock, preferred stock, debt securities or other securities purchasable upon exercise of the rights;
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  the exercise price;
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  the aggregate number of rights issued;
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  the date, if any, on and after which the rights will be separately transferable;
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  the date on which the right to exercise the rights will commence and the date on which the right will expire; and
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  any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.
Exercise of Rights
Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock, debt securities or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.
Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock, debt securities or other securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES
This section describes the general terms of the depositary shares we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for the depositary shares. The accompanying prospectus supplement may add, update, or change the terms and conditions of the depositary shares as described in this prospectus.
General
We may, at our option, elect to offer fractional or multiple shares of preferred stock, rather than single shares of preferred stock (to be set forth in the prospectus supplement relating to a particular series of preferred stock). In the event we elect to do so, depositary receipts evidencing depositary shares will be issued.
The shares of any class or series of preferred stock represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us, and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the shares of preferred stock represented by the depositary share, including dividend, voting, redemption and liquidation rights.
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related class or series of preferred shares in accordance with the terms of the offering described in the related prospectus supplement.

DESCRIPTION OF UNITS
This section describes the general terms of the units we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for the units. The accompanying prospectus supplement may add, update, or change the terms and conditions of the units as described in this prospectus.
General
We may issue units consisting of one or more other constituent securities. These units may be issuable as, and for a specified period of time may be transferable only as, a single security, rather than as the separate constituent securities comprising such units. While the features we have summarized below will generally apply to any units we may offer under this prospectus, we will describe the particular terms of any units that we may offer in more detail in the applicable prospectus supplement. The specific terms of any units may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those units, as well as for other reasons. Therefore, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.
The particular terms of each issue of units, the unit agreement relating to the units and the unit certificates representing units will be described in the applicable prospectus supplement, including, as applicable:
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  the title of the series of units;
•
  identification and description of the separate constituent securities comprising the units;
•
  the price or prices at which the units will be issued;
•
  the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•
  a discussion of certain United States federal income tax considerations applicable to the units; and
•
  any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION
We may offer the securities (i) to or through underwriters; (ii) to or through brokers or dealers; (iii) through agents; and (iv) directly or through our subsidiaries to one or more purchasers.
If we sell the offered securities directly or through our subsidiaries to purchasers, we will only do so if our employees and other associated persons acting on our behalf in connection with the sale of the offered securities are not deemed to be “brokers” under the Exchange Act or otherwise qualify for the exemption under Rule 3a4-1 of the Exchange Act or any similar rule or regulation as the SEC may adopt and which shall be in effect at the time.
We may distribute the offered securities from time to time in one or more transactions at (i) a fixed price or prices, which may be changed; (ii) at market prices prevailing at the time of sale; (iii) at prices related to such market prices; or (iv) at negotiated prices.
We will prepare a prospectus supplement for each offering that will disclose the terms of the offering, including the name or names of any of the underwriters, the public offering price of the securities and the proceeds to us from the sale, any underwriting discount and other items constituting compensation to the underwriters and dealers.
The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more underwriters without a syndicate. Unless otherwise disclosed in the prospectus supplement, the obligations of the underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement if any are purchased.
If a prospectus supplement so indicates, the underwriters may, pursuant to Regulation M under the Exchange Act, engage in transactions, including stabilization bids or the imposition of penalty bids, which may have the effect of stabilizing or maintaining the market price of the securities at a level above that which might otherwise prevail in the open market. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.
In compliance with the guidelines of Financial Industry Regulatory Authority, Inc. (FINRA), the maximum commission or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.
We may agree to indemnify underwriters who participate in the distribution of securities against certain liabilities to which they may become subject in connection with the sale of the securities, including liabilities arising under the Securities Act.
We also may sell the offered securities to a dealer as principal. If we sell the offered securities to a dealer as a principal, then the dealer may resell those securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the applicable prospectus supplement.
The offered securities also may be offered through agents we may designate from time to time. The applicable prospectus supplement will contain the name of any such agent and the terms of its agency. Unless otherwise indicated in the prospectus supplement, any such agent will act on a best efforts basis for the period of its appointment.
As one of the means of direct issuance of the offered securities, we may utilize the services of any available electronic auction system to conduct an electronic “dutch auction” of the offered securities among potential purchasers who are eligible to participate in the auction of such securities, if so described in the prospectus supplement.
Dealers and agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Securities Act) of the securities described in the prospectus supplement and, under agreements which may be entered into with us, may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments which they may be required to make in respect of those liabilities. Certain of the underwriters, dealers, agents and their affiliates may be customers of, may engage in transactions with and may perform services for us or our affiliates in the ordinary course of business.
A prospectus and accompanying prospectus supplement in electronic form may be made available on the websites maintained by the underwriters. The underwriters may agree to allocate a number of securities for sale to their online brokerage account holders. Such allocations of securities for internet distributions will be made on the same basis as other allocations. In addition, securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.

LEGAL MATTERS
The validity of the securities offered hereby has been passed upon for us by Proskauer Rose LLP in New York, New York. Any underwriters will be advised about issues related to any offering by their own legal counsel.
EXPERTS
The consolidated financial statements and schedule of Bed Bath & Beyond Inc. and its subsidiaries as of March 1, 2014 and March 2, 2013, and for each of the fiscal years in the three-year period ended March 1, 2014, and management’s assessment of the effectiveness of internal control over financial reporting as of March 1, 2014 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

HOW TO OBTAIN MORE INFORMATION
We file annual, quarterly and interim reports, proxy and information statements and other information with the SEC. These filings contain important information, which does not appear in this prospectus. The reports and other information can be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements and other materials that are filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval system.
We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, at the SEC’s public reference facilities or website. Statements contained in this prospectus concerning the contents of any document we refer you to are not necessarily complete and in each instance we refer you to the applicable document filed with the SEC for more complete information.
Our common stock is listed on the NASDAQ Global Select Market under the symbol “BBBY” and we are required to file reports, proxy statements and other information with NASDAQ. You may read any document we file with NASDAQ at the offices of the NASDAQ Stock Market, Inc. For further information about obtaining copies of our public filings from the NASDAQ Global Select Market, please call (212) 401-8700.
We also make available, free of charge, through the investor relations portion of our website our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Proxy Statement on Schedule 14A (and any amendments to those forms) as soon as reasonably practicable after they are filed with or furnished to the SEC. Our website address is www.bedbathandbeyond.com. Please note that our website address is provided in this prospectus as an inactive textual reference only. The information found on or accessible through our website is not part of this prospectus or any prospectus supplement, and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus or the prospectus supplement.

INCORPORATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information that we file later with the SEC will automatically update and, where applicable, supersede any information.
We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering under this prospectus. We are not, however, incorporating by reference any documents or portions thereof whether specifically listed below or filed in the future that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.
1.
  Our Annual Report on Form 10-K for the year ended March 1, 2014.
2.
  Our Quarterly Report on Form 10-Q for the quarterly period ended May 31, 2014.
3.
  Our Current Report on Form 8-K filed with the SEC on May 9, 2014.
4.
  Portions of the Definitive Proxy Statement on Schedule 14A for the 2014 annual meeting of shareholders held on July 7, 2014 to the extent incorporated by reference in the Annual Report on Form 10-K for the year ended March 1, 2014.
5.
  The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on May 11, 1992, including any amendment or report filed for the purpose of updating such description.
You may request a copy of these filings, at no cost, through our Internet website described above or by writing or telephoning our Secretary at the following address:
Bed Bath & Beyond Inc.
650 Liberty Avenue
Union, New Jersey 07083
(908) 688-0888
Except as expressly provided above, no other information, including information on our website, is incorporated by reference into this prospectus.

Bed Bath & Beyond Inc.
$                % Senior Notes due 2024
$                % Senior Notes due 2034
$                % Senior Notes due 2044

PROSPECTUS SUPPLEMENT

J.P. Morgan
Morgan Stanley
Wells Fargo Securities
Goldman, Sachs & Co.
RBC Capital Markets
Santander
           , 2014